                                                                  EXHIBIT 3.1(e)



              AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                                       BY
                                 WRITTEN CONSENT


This Amendment to the Limited Liability Company Agreement of Digital Television Services, LLC by Written Consent (the "Amendment") is entered into effective February 10, 1997, pursuant to sections 6.1, 6.2, 11.9 and 11.14 of the Limited Liability Company Agreement (the "LLC Agreement") of Digital Television Services, LLC, a Delaware limited liability company ("DTS").

                                R E C I T A L S:


         A. The Members of DTS entered into the LLC Agreement effective February 10, 1997. Unless otherwise provided in this Amendment, capitalized terms have the same meaning as set forth in the LLC Agreement.

         B. Section 11.14 of the LLC Agreement provides that the Members of DTS "shall complete and DTS, Columbia A, Columbia B, Whitney and Fleet shall initial final forms of Exhibits I, J, K, L and M within 30 days of February 10, 1997, with the understanding that a Preferred Stock Corporate Conversion and the forms of documents to implement it, shall insofar as possible, mirror the relative terms, rights, privileges and obligations of the parties reflected in this Agreement."

         C. The Undersigned Members desire to finalize the exhibits specified in Recital B. above.

         D. The undersigned Members also desire to amend the LLC Agreement to provide that the Class D Units shall not be entitled to vote on any matter (which is specifically permitted pursuant to Section 18-215(d) of the Act).

         E. Section 11.4 of the Agreement provides that the Agreement may be amended by one or more written amendments approved by the Manager, the vote of the Members, and such class those may be required in the Agreement. Section 11.4 further provides that any written amendment that received such a vote need not be signed by all the Members to be effective, but shall be effective in accordance with its terms and shall be binding upon all Members.

         F. Section 6.2 of the LLC Agreement provides that any action permitted or required to be taken by the Members, including any amendment to the Agreement, may be taken or ratified by written consent setting forth a specific action to be taken and sent to all Members and signed within 30 days of being sent by that number of Members in order to take the specified action.

                         AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                             DIGITAL TELEVISION SERVICES, LLC BY WRITTEN CONSENT
                                                                          PAGE 2

         Now, therefore, it is agreed that the Agreement shall be amended as follows:

         1. FINAL FORMS OF EXHIBITS I, J, K, L, AND M. The final forms of Exhibits I (Draft Certificate of Designations of Preferred Stock), J (Draft Certificate of Merger -- Preferred Stock Corporate Conversion), K (Draft Certificate of Merger -- Common Stock Corporate Conversion), L (Draft Stockholders Agreement) and M (Draft Certificate of Incorporation and Bylaws upon Qualified Corporate Conversion), each of which is attached hereto, be and they hereby are approved as exhibits to the Agreement.

         2. AMENDMENTS TO REMOVE VOTING RIGHTS OF CLASS D UNITS.

                  a. Section 2.5(d) is amended to add the following sentence at the end thereof:

         "Any provision in this Agreement to the contrary notwithstanding, the Class D Units shall have no voting rights with respect to any matter, including Amendments to this Agreement."

                  b. Section 5.1(a)(v) shall be amended to read as follows:

         "One (1) individual elected by a vote of the holders of the Class B and Class C Units, voting together as a single class, with each such holder being entitled to cast that number of votes equal to the number of such Units held by such holder."

                  c. The second sentence of the third paragraph in Section 5.1(a) is amended to read as follows:

         "The two (2) additional seats shall be filled by individuals approved by Columbia A, Whitney and Chisholm, and elected by holders of a majority of the Class A, Class B and Class C Units voting together as a single class, and who are not otherwise Affiliates of any of the Columbia Entities, Whitney or Fleet."

                  d. The last sentence of Section 5.3(a) is amended to read as follows:

         "The exercise of the Members' direct authority hereunder shall be by a vote of those Members holding a majority of the Class A, B and C Units, voting together as a single class, and such class vote as may be required in any instance, and shall be pursuant to the procedures set forth in Article VI below, except in those cases in which other procedures are expressly set forth."

                  e. The last sentence of Section 6.1(a) shall be amended to read as follows:

         "Except as otherwise provided in this Agreement, the vote, consent, approval or ratification of Members holding a majority of the Class A, Class B and Class C Units, voting together as a single class, shall be required in order to constitute Member action. The holders of the Class D Units shall have no voting rights on any matter."

                         AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                             DIGITAL TELEVISION SERVICES, LLC BY WRITTEN CONSENT
                                                                          PAGE 3


                  f. The second sentence of the definition of "Interest" appearing in Exhibit C to the Agreement is amended to read as follows:

         "With respect to any provision of this Agreement requiring the vote, approval, consent or similar action by the Members or a group of Members with respect to any matter, unless otherwise specified, reference to a majority (or specified percentage) in Interest of the Members or group thereof means those Members holding Class A, Class B and Class C Units constituting a majority (or specified percentage) of all Class A, B and C Units held by such Members or group of Members determined as of the date of such vote, approval, consent or action unless an earlier record date has been established for determining the Members entitled to participate in such action, in which case a determination shall be made as of the earlier record date."

         3. EFFECTIVENESS. The amendments to the Agreement set forth herein shall become effective as if such amendments were included in the Agreement as originally executed as of February 10, 1997, upon the execution of this Amendment by Members of DTS holding the majority of outstanding Units.

         4. COUNTERPARTS; FACSIMILE EXECUTION. This Amendment may be executed in any one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Receipt by DTS or its counsel of a facsimile transmission of an execution of this Amendment may be treated by DTS as an original execution.

         5. NO OTHER MODIFICATIONS. Except as modified by this Amendment and the exhibits hereto, the terms and conditions of the Agreement shall not be modified and together with modifications set forth in this Amendment shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned members have caused this Agreement to be executed to be effective as described in Section 3 above.



________________                    COLUMBIA DBS, INC.,
Date Executed                       A VIRGINIA CORPORATION

                                         By:     ___________________________
                                         Name:   Neil P. Byrne
                                         Title:  Vice President

                         AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                             DIGITAL TELEVISION SERVICES, LLC BY WRITTEN CONSENT
                                                                          PAGE 4

________________                    COLUMBIA DBS CLASS A INVESTORS, LLC,
Date Executed                       A DELAWARE LIMITED LIABILITY COMPANY

                                           By:     __________________________

                                           Name:   __________________________
                                           Title:  Member



________________                    COLUMBIA DBS INVESTORS, L.P.,
Date Executed                       A DELAWARE LIMITED PARTNERSHIP

                                           By:  Columbia Capital Corporation,
                                                a Virginia corporation
                                           Its: General Partner

                                                By:    _________________________
                                                Name:  Neil P. Byrne
                                                Title: Vice President


________________                    _______________________________________
Date Executed                       Douglas S. Holladay, Jr.

________________                    _______________________________________
Date Executed                       Donald A. Doering

________________                    _______________________________________
Date Executed                       William J. Dorran



________________                            WEP INTERMEDIATE CORP.,
Date Executed                               A DELAWARE CORPORATION



                                            By:     ___________________________
                                            Name:   William Laverack, Jr.
                                            Title:  President

                         AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                             DIGITAL TELEVISION SERVICES, LLC BY WRITTEN CONSENT
                                                                          PAGE 5

________________                      FLEET VENTURE RESOURCES, INC.,
Date Executed                         A RHODE ISLAND CORPORATION


                                      By:     ______________________________
                                      Name:   Riordon B. Smith
                                      Title:  Senior Vice President



________________                      FLEET EQUITY PARTNERS VI, L.P.,
Date Executed                         A DELAWARE LIMITED PARTNERSHIP
                                      By:     Fleet Growth Resources II, Inc.
                                      Its:    General Partner


                                      By:     ______________________________
                                      Name:   Riordon B. Smith
                                      Title:  Senior Vice President



________________                      CHISHOLM PARTNERS III, L.P.,
Date Executed                         A DELAWARE LIMITED PARTNERSHIP
                                      By:      Silverado III, L.P.
                                      Its:     General Partner

                                               By:     Silverado III Corp.
                                               Its:    General Partner


                                               By:     _____________________
                                               Name:   Riordon B. Smith
                                               Title:  Senior Vice President

                         AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT OF
                             DIGITAL TELEVISION SERVICES, LLC BY WRITTEN CONSENT
                                                                          PAGE 6


_______________                        KENNEDY PLAZA PARTNERS,
Date Executed                          A RHODE ISLAND GENERAL PARTNERSHIP


                                       By:     ________________________________
                                       Name:   Riordon B. Smith
                                       Title:  General Partner

MANAGER:


________________                       DTS MANAGEMENT, LLC,
Date Executed                          A GEORGIA LIMITED LIABILITY COMPANY



                                       By:     ________________________________
                                       Name:   Douglas S. Holladay, Jr.
                                       Title:  President

                                    EXHIBIT I
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                           CERTIFICATE OF DESIGNATIONS
                                       OF
              SERIES A PAYMENT-IN-KIND CONVERTIBLE PREFERRED STOCK
                                       OF
                        DIGITAL TELEVISION SERVICES, INC.



                     (Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware)

         Digital Television Services, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the "Board of Directors"):

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors by the Certificate of Incorporation of the Corporation (as amended from time to time, the "Certificate of Incorporation"), there hereby is created, out of the 10,000,000 shares of preferred stock, par value $.01 per share, of the Corporation authorized in Article FOURTH of the Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock consisting of 5,000,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional and other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, stated in the Certificate of Incorporation as applicable to the Preferred Stock):

         "SECTION 1. DESIGNATION. The shares of such series created hereby shall be designated as the "Series A Payment-in-Kind Convertible Preferred Stock" (referred to herein as the "PIK Preferred Stock"), and the authorized number of shares constituting such series shall be 5,000,000. The par value of the PIK Preferred Stock shall be $.01 per share. The PIK Preferred Stock shall not be subject to any sinking fund or mandatory redemption provision.

         SECTION 2. PRIORITY. The PIK Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued rank (i) on a parity with any other series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank on a parity with the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks on a parity, the "Parity Securities"), (ii) junior to any series of Preferred

Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank senior to the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks junior, the "Senior Securities") and (iii) senior to the common stock, par value $.01 per share (the "Common Stock") of the Corporation, and any series of Preferred Stock established hereafter by the Board of Directors the terms of which shall specifically provide that such series shall rank junior to the PIK Preferred Stock with respect to dividend rights and rights on liquidation, winding up or dissolution (all of such series of Preferred Stock to which the PIK Preferred Stock ranks senior, the "Junior Securities").

         SECTION 3. DIVIDENDS.

         The holders of the PIK Preferred Stock shall be entitled to receive when, as and if declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable on the shares of the PIK Preferred Stock for each quarterly dividend period (a "Quarterly Dividend Period"), which Quarterly Dividend Periods shall commence on March 15, June 15, September 15 and December 15 of each year and shall end on and include the day next preceding the first day of the next Quarterly Dividend Period, at a rate of 8% per annum, compounded annually, in respect of the Liquidation Preference (as defined in Section 5(a)). All such dividends shall be payable on March 15, June 15, September 15 and December 15 of each year (each, a "Dividend Payment Date"), commencing on the Dividend Payment Date next succeeding the date of issuance of the Preferred Stock. Such dividends shall be paid to the holders of record at the close of business on the date specified by the Board of Directors at the time such dividend is declared, which date shall not be more than 50 or less than 10 days prior to the applicable Dividend Payment Date.

         The Corporation may, at its option, pay that portion of such dividends through the issuance of that number of additional shares of the PIK Preferred Stock having an aggregate Liquidation Preference equal to the aggregate dollar amount of dividends to be paid on such Dividend Payment Date multiplied by the Permitted Portion (as defined in Section 7). Dividends accrue from the date of issuance, shall accrue on a daily basis without regard to the occurrence of a Dividend Payment Date or the declaration of any dividend, and will accumulate until paid in cash or additional shares of the PIK Preferred Stock. In the event that a dividend is not declared on any Dividend Payment Date (the "Contemplated Date"), such dividend must be declared on the first subsequent Dividend Payment Date on which a dividend is declared and will accumulate from the Contemplated Date. No fractional shares of PIK Preferred Stock shall be issued, so that the number of shares permitted to be paid as a dividend pursuant to this Section 3 shall be rounded to the nearest whole number of shares. All dividends paid in additional shares of PIK Preferred Stock shall be deemed issued on the applicable Dividend Payment Date, and will thereupon be duly authorized, validly issued, fully paid and nonassessable and free and clear of all liens and charges.

         SECTION 4. VOTING. Except as provided by the General Corporation Law of the State of Delaware, holders of shares of the PIK Preferred Stock shall have only those voting rights set forth in the Stockholders Agreement.

         SECTION 5.  LIQUIDATION RIGHTS.

                  (a) PRIORITY. Upon any liquidation, winding up or dissolution, whether voluntary or involuntary, after payment or provision for payment of all of the debts and other liabilities of the Corporation, each holder of outstanding shares of PIK Preferred Stock shall be entitled to receive, in cash, out of the remaining net assets of the Corporation, $[NOTE 1] per share of PIK Preferred Stock, plus an amount, in cash, equal to any accrued but unpaid dividends on each such share up to the date fixed for distribution (the "Liquidation Preference"), before any distribution shall be made to the holders of shares of any Junior Securities or Common Stock. If, upon any liquidation of the Corporation, the assets distributable among the holders of shares of PIK Preferred Stock are insufficient to permit payment in full to the holders of shares of the PIK Preferred Stock, any Parity Securities and any Senior Securities, then the entire assets of the Corporation thus distributable shall be distributed among the holders of the PIK Preferred Stock, any Parity Securities and any Senior Securities in order of relative priority as to distribution in liquidation and, as to classes and series ranking pari passu with one another in that regard, in proportion to the respective amounts that would be payable per share if such assets were sufficient to permit payment in full.

                  (b) ADDITIONAL DISTRIBUTIONS. If assets remain in the Corporation after payment of the full preferential amount provided for herein to the holders of the PIK Preferred Stock, any Parity Securities and any Senior Securities or after funds necessary for such payment have been set aside in trust for the holders thereof, then all such remaining assets shall be distributed:

                  (i) first, to the holders of the Common Stock, until such holders have received an amount equal to the Liquidation Preference per share; provided that if after February 10, 1997 the Corporation (A) pays a dividend in shares of Common Stock, (B) makes a distribution in shares of Common Stock to holders of the Common Stock, (C) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock or (D) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in any such case, each holder of Common Stock shall receive an amount equal to (x) the Liquidation Preference multiplied by (y) the number of shares of Common Stock that such holder would have had if no such dividends, distributions, subdivisions and combinations had not been effected; and

                  (ii) second, on an equal per share basis to the holders of the PIK Preferred Stock (on an as-if converted to Common Stock basis on the distribution date), any Parity Securities, any Senior Securities, any Junior Securities and the Common Stock.


----------
Note 1: Prior to the filing of this Certificate of Designations with the Secretary of State of the State of Delaware, the Manager shall insert here the number calculated pursuant to clause (B) of the definition of "Preferred Stock Conversion Amount" set forth in Exhibit C to the LLC Agreement.

         SECTION 6.  CONVERSION INTO COMMON STOCK.

                  (a) MANDATORY AND VOLUNTARY CONVERSION. Holders of the PIK Preferred Stock shall have the right, exercisable at any time and from time to time (unless otherwise prohibited by law, rule or regulation), to convert any or all of their shares of the PIK Preferred Stock into Common Stock at an initial conversion ratio of one share of PIK Preferred Stock for one share of Common Stock, subject to adjustment as described in Section 6(e). In addition, upon the closing of a Qualified IPO, each share of PIK Preferred Stock shall be converted automatically upon such closing into Common Stock at an initial conversion ratio of one share of PIK Preferred Stock for one share of Common Stock, subject to adjustment as described in Section 6(e). The Corporation shall not issue fractions of shares of Common Stock upon conversion of the PIK Preferred Stock. If any fraction of a share of Common Stock would be issuable upon conversion of the PIK Preferred Stock, then the Corporation shall, in lieu thereof, pay to the Person entitled thereto an amount in cash equal to the initial issuance price of a share of Common Stock pursuant to such Qualified IPO of such fraction of a share of Common Stock, calculated to the nearest one-hundredth of a share, to be computed on the date that the conversion occurs.

                  (b) PROCEDURES; ACCRUED DIVIDENDS UPON CONVERSION. The holders of PIK Preferred Stock whose shares are converted as provided in Section 6(a) shall deliver the certificate or certificates therefor to the principal office of the Corporation together with written notice or acknowledgement of conversion in form reasonably satisfactory to the Corporation and (if so required by the Corporation or any conversion agent) accompanied by instruments of transfer in form reasonably satisfactory to the Corporation or to such conversion agent, duly executed by the registered holder or his duly authorized attorney, as well as transfer taxes, stamps or funds therefor, or evidence of payment thereof, if required by Section 6(c). The automatic conversion of any outstanding shares of PIK Preferred Stock into Common Stock by reason of a Qualified IPO shall be deemed to have occurred upon the closing of the Qualified IPO. The Persons entitled to receive shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holders of such shares at and from the time that conversion is deemed to have occurred.

         Upon the conversion of the PIK Preferred Stock into Common Stock, any accrued but undeclared dividends on the PIK Preferred Stock shall be satisfied as follows:

                  (i) to the extent permitted by law, the Corporation shall declare such dividends on the conversion date as if the conversion date was a Dividend Payment Date and any Permitted Portion of such dividend that the Corporation elects to satisfy in PIK Preferred Stock under Section 3 above shall be satisfied in Common Stock at the applicable conversion ratio; and

                  (ii) to the extent the Corporation is precluded by law from declaring and paying cash dividends, such accrued and undeclared dividends shall be declared and paid in Common Stock at the applicable conversion ratio on the conversion date.

                  (c) TAXES. If a share or shares of the PIK Preferred Stock are converted, then the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the Common Stock upon conversion, but the holder shall pay to the Corporation the amount of any tax that is due (or shall establish to the satisfaction of the Corporation payment thereof) if the shares are to be issued in a name other than the name of such holder.

                  (d) RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, enough shares of Common Stock to issue all shares of Common Stock issuable upon conversion of the PIK Preferred Stock. All shares of Common Stock that may be issued upon conversion of shares of PIK Preferred Stock shall be, when so issued, validly issued, fully paid and nonassessable. In order that the Corporation may issue shares of Common Stock upon conversion of shares of PIK Preferred Stock, the Corporation will endeavor to comply with all applicable federal and state securities laws.

                  (e) ADJUSTMENTS TO CONVERSION RATE. The conversion rate in effect at any time shall be subject to adjustment from time to time as follows:

                           (i) ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, ETC. If the Corporation (1) pays a dividend in shares of the Common Stock to holders of the Common Stock, (2) makes distributions in shares of Common Stock to holders of the Common Stock, (3) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, and in any such case, the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of PIK Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned immediately following such action had such shares of PIK Preferred Stock been converted immediately prior thereto. An adjustment made pursuant to this Section 6(e)(i) shall become effective on the record date in the case of a dividend or distribution and on the effective date in the case of a subdivision or combination.

                           (ii) ADJUSTMENTS FOR OTHER DISTRIBUTIONS. If the Corporation distributes pro rata to all holders of the Common Stock shares of any class of capital stock (excluding the Common Stock), or options, rights or warrants to acquire any class of capital stock (including the Common Stock), or other assets of the Corporation (excluding capital stock of the Corporation held in its treasury) and does not make an equivalent distribution with respect to the PIK Preferred Stock, then, and in any such case, the number of shares of Common Stock into which each share of the PIK Preferred Stock shall be convertible shall be adjusted so that the same shall equal the number determined by multiplying the number of shares of Common Stock into which such share of the PIK Preferred Stock was convertible immediately prior to the record date of such distribution by a fraction of which
         (x) the numerator shall be the Fair Market Value per share of the Common Stock on the record date mentioned below and (y) the denominator shall be such Fair Market Value less the then-Fair Market Value per share of Common Stock or the securities or assets so distributed. Such adjustment shall become effective on the record date for determination of the holders of Common Stock entitled to receive the distribution. Notwithstanding the foregoing, if the Corporation distributes rights or warrants pro rata to holders of the Common Stock (the "Rights"), then the Corporation may, in lieu of making any adjustment pursuant to this Section 6(e)(ii), make proper provision so that each holder of a share of PIK Preferred Stock that is converted into Common Stock after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights ("the Distribution Date"), the same number of Rights to which a holder of a number of shares of the Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and, (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of the Common Stock into which a share of the PIK Preferred Stock so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (iii) WEIGHTED AVERAGE PRICE PROTECTION. Subject to the last sentence of this Section 6(e)(iii), if the Corporation shall, in events other than as provided for in Sections 6(e)(i) and 6(e)(ii), issue Common Stock or rights or warrants entitling the holders thereof to subscribe for or to purchase shares of Common Stock at a price per share (the "Exercise Price") less than $22.50 (adjusted for the events described in Sections 6(e)(i) and 6(e)(ii) and this Section 6(e)(iii)), then, and in any such case, the number of shares of Common Stock into which each share of the PIK Preferred Stock shall be convertible shall be adjusted to equal the number of shares of Common Stock into which such share of PIK Preferred Stock was convertible immediately prior to the date of such issuance multiplied by a fraction of which (x) the numerator shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the day immediately prior to such issuance plus the total number of shares of Common Stock (or Common Stock underlying such rights or warrants) so offered for subscription or purchase and (y) the denominator shall be the number of shares of Common Stock Deemed Outstanding at the close of business on the day immediately prior to such issuance plus the number of shares of Common Stock that the aggregate of the Exercise Price for the shares of Common Stock (or Common Stock underlying such rights or warrants) so offered for subscription or purchase could purchase at $22.50 per share (adjusted for the events set forth in Sections 6(e)(i) and 6(e)(ii) and this Section 6(e)(iii)), such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this Section 6(e)(iii), the number of shares of Common Stock Deemed Outstanding at any time shall not include shares held in the treasury of the Corporation but shall include shares underlying outstanding options and warrants and shares issuable upon the conversion of the PIK Preferred Stock into shares of Common Stock. Notwithstanding the foregoing, in no event shall any adjustment to the conversion ratio be made pursuant to this Section 6(e)(iii) in respect of (i) any issuance of options, rights or warrants in exchange for outstanding shares of Common Stock if such options, rights or warrants entitle the holders thereof to subscribe for no more than the number of shares of Common Stock exchanged therefor (subject to antidilution provisions similar to those contained herein), (ii) any issuance of Common Stock upon conversion of the PIK Preferred Stock, (iii) any issuance of Common Stock, rights or warrants, in each case pursuant to the Employee Stock Plan or (iv) any issuance of Common Stock (or options, rights or warrants to purchase Common Stock) in connection with a Qualified Financing.

                           (iv) DEFERRAL OF ISSUANCE. In any case in which this
         Section 6 shall require that an adjustment be made on or immediately following a record date, the Corporation may elect to defer (but only until five Business Days following the mailing of the notice described in Section 6(h) issuing to the holder of any share of the PIK Preferred Stock converted after such record date the shares of Common Stock into which such PIK Preferred Stock shall have been converted, and in lieu of the shares the issuance of which is so deferred the Corporation shall issue or cause its transfer agent to issue temporary due bills or other appropriate evidence of the right to receive such shares.

                  (f) COMPUTATIONS. All calculations under this Section 6 shall be made to the nearest one-hundredth of a share.

                  (g) SHARES OTHER THAN COMMON SHARES. If, as result of any adjustment made pursuant to Section 6(e), the holder of any share of PIK Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, then the number of such other shares so receivable upon conversion of any shares of the PIK Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6.

                  (h) NOTICE OF CONVERSION RATE CHANGE. Whenever the conversion rate is adjusted, the Corporation shall promptly mail to all holders of record of shares of the PIK Preferred Stock a notice of the adjustment.

                  (i) VOLUNTARY CONVERSION PRIOR TO CERTAIN EVENTS. If the Corporation consolidates or merges with, or transfers all or substantially all of its assets to, another corporation, and stockholders of the Corporation must approve such transaction, then a holder of shares of the PIK Preferred Stock may convert some or all of such shares into shares of Common Stock simultaneously with the record date for, or the effective date of, such transaction so as to receive the rights, warrants, securities or assets that a holder of shares of the Common Stock on that date may receive. In furtherance thereof, the Corporation shall mail to holders of shares of the PIK Preferred Stock a notice stating the proposed record date or effective date, as the case may be. The Corporation shall mail the notice at least 10 days before such date.

                  (j) EQUIVALENT CONVERSION. If any of the following occurs, namely: (i) any reclassification of, or change in, outstanding shares of capital stock of the class issuable upon conversion of the PIK Preferred Stock (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or
(ii) any consolidation or merger to which the Corporation is a party and which does not result in any reclassification of, or change in (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), outstanding shares of such capital stock, then the Corporation or the successor corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation or merger, provide in its certificate of incorporation or other charter document that each share of the PIK Preferred Stock shall be convertible into the number and class of shares of capital stock issuable upon conversion of such share of PIK Preferred Stock immediately prior to such reclassification, change, consolidation or merger. Such certificate of incorporation or other charter document shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. If this
Section 6(j) applies, then Section 6(e)(i) does not apply. If, in the case of any such reclassification, change, consolidation or merger, the stock or other securities and property (including cash) receivable thereupon by a holder of the capital stock issuable upon conversion of the PIK Preferred Stock includes shares of capital stock or other securities and property of a corporation other than the successor corporation in such reclassification, change, consolidation or merger, then the certificate of incorporation or other charter document of such other corporation shall contain such additional provisions to protect the interests of the holders of shares of the PIK Preferred Stock as the Board of Directions shall reasonably consider necessary by reason of the foregoing, which provisions shall be subject to approval by the affirmative vote or consent of holders of at least 70% of the shares of the then-outstanding PIK Preferred Stock. The provisions of this Section 6(j) shall similarly apply to successive reclassifications, changes, consolidations and mergers.


         SECTION 7.  OTHER DEFINITIONS.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close by law or executive order in Washington, D.C.

                  "Closing Price" with respect to any security on any Trading Day shall mean the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the shares of such security are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market.

                  "Deemed Outstanding" means the total number of outstanding shares of Common Stock of the Corporation plus the total number of shares of Common Stock of the Corporation into which all other outstanding securities of the Corporation are exercisable or convertible, in each case other than (i) shares of Common Stock issued in exchange for Class C Units of Digital Television Services, LLC in connection with its conversion into the Corporation and (ii) shares of Common Stock issued pursuant to the Employee Stock Plan or any predecessor of the Employee Stock Plan.

                  "Employee Stock Plan" means the arrangements, terms and procedures that the Corporation may establish from time to time for the issuance of up to 180,000 shares of Common Stock (or such larger number of shares of Common Stock as may be approved by (i) the "Compensation Committee" of the Board of Directors, or if no such committee exists, by the Board of Directors and (ii) the holders of at least 70% of the shares of PIK Preferred Stock) to employees or independent contractors of the Corporation or any Subsidiary at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board of Directors shall determine.

                  "Fair Market Value" means: (a) with respect to any security,
(i) if such security is listed on any national securities exchange or authorized for quotation by any national securities association, the average Closing Price of such security over the 20 consecutive Trading Days immediately preceding the day as to which Fair Market Value is to be determined, provided that if the Fair Market Value is being determined as of the date on which the Company consummates a Qualified IPO, the Fair Market Value of one share of Common Stock shall be the price paid for one share of Common Stock in such Qualified IPO, or (ii) if there is no such closing bid price or such security is not so listed or authorized for quotation, the value of such security as determined in good faith by a registered broker-dealer selected by the Board of Directors; and (b) with respect to any other asset, the value of such asset as determined in good faith by an appraiser selected by the Board of Directors and approved by the holders of a majority of the PIK Preferred Stock, which approval of such appraiser shall not be unreasonably withheld.

                  "IPO" means an offering of equity securities of the Corporation or its successor entity pursuant to a registration statement filed in accordance with the Securities Act of 1933, as amended.

                  "Permitted Portion" means the percentage of the dividends payable on each share of PIK Preferred Stock that may, at the option of the Company, be paid through the issuance of additional shares of the PIK Preferred Stock, which percentage shall equal 100% prior to a Preferred Stock Determination, and thereafter shall equal the lesser of (i) 50% and (ii) (A) 100% less (B) the Combined Effective Marginal Tax Rate. For purposes of this definition, a "Preferred Stock Determination" shall mean the receipt by a beneficial owner of the PIK Preferred Stock that is a citizen or resident of the United States or a corporation, partnership or other entity organized or created under the laws of the United States or a political subdivision thereof (a "PIK Beneficial Owner") of advice from its tax advisors that there is a substantial risk that such PIK Beneficial Owner will be required to recognize federal income taxes (assuming no deductions or losses are available to such PIK Beneficial Owner) as a result of the receipt of a dividend on the PIK Preferred Stock in additional shares of PIK Preferred Stock, and such PIK Beneficial Owner so notifies the Corporation of such occurrences; provided that no Preferred Stock Determination shall occur if reasonably promptly after the Corporation's receipt of such notice, such PIK Beneficial Owner receives an opinion of counsel addressed to such PIK Beneficial Owner reasonably satisfactory to such PIK Beneficial Owner (as to the identity of counsel (it being understood that Nelson, Mullins Riley & Scarborough, L.L.P. shall be reasonably satisfactory), the substance of the opinion and the factual bases supporting the opinion) to the effect that such PIK Beneficial Owner will not be required under Section 305 of the Internal Revenue Code of 1986, as amended, or of any successor internal revenue laws of the United States (the "Code"), or similar provisions of the Code, to recognize income for federal income tax purposes in respect of any dividends payable in additional shares of PIK Preferred Stock pursuant to
Section 3 hereto as a result of either (x) the application of the Code or interpretations thereof that constitute "substantial authority" under Code
Section 6662 or (y)
that given the facts and circumstances then existing there is a reasonable basis for the conclusion that the PIK Preferred Stock is not properly characterized as "preferred stock" for purposes of Code Section 305. For purposes of this definition, the Combined Effective Marginal Tax Rate shall mean the highest single effective rate (expressed as a percentage) of United States federal, state and local income taxation applicable to holders of 5% or more of the PIK Preferred Stock whose principal residence or commercial domicile is within the United States determined as of each record date for the payment of dividends, giving effect to any limitations on the deductibility of state and local income taxes in computing United States federal taxable income, and assuming that such holders of PIK Preferred Stock are individuals and subject to the highest United Stated federal and highest state and local marginal income tax rates then applicable in the jurisdictions in which they have their principal residence or commercial domicile. The determination of the Combined Effective Marginal Tax Rate shall be made by the Corporation.

                  "Person" means any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

                  "Qualified Financing" means the first issuance after February 10, 1997 of $50,000,000 or more of indebtedness by the Corporation or any Subsidiary in a single transaction, in which case the Corporation may issue equity (or rights to acquire equity) in the Corporation in the same transaction constituting no more than 5.0% of the outstanding capital stock of the Corporation on a fully-diluted basis without resulting in the price protection under Section 6(e)(iii).

                  "Qualified IPO" means an underwritten IPO resulting in gross proceeds to the Corporation or its successor, before fees and expenses, of at least $25,000,000 and for a per share price, which shall be determined by dividing the then Total Equity Value of the Corporation by the total number of shares of capital stock outstanding, equal to at least $33.75 per share if the IPO is consummated on or before July 31, 1998; $39.37 per share if the IPO is consummated after July 31, 1998 but on or before July 31, 1999; and $45.00 per share if the IPO is consummated at any time after July 31, 1999, which per share amounts shall be adjusted for the events described in Sections 6(e)(i) and 6(e)(ii).

                  "Subsidiary" means any entity more than 50% of the equity interests of which are owned directly or indirectly by the Corporation or more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners or trustees of which is held directly or indirectly by the Corporation.

                  "Total Equity Value" means, as of any day of determination, the enterprise value (without duplication) of the Corporation (including the fair market value of its equity, but excluding the fair market value of its debt), as determined by an independent investment banking firm of national standing with experience in such valuations (which firm may be an underwriter of the Qualified IPO) and evidenced by a written opinion in customary form, addressed to the Board of Directors; provided that for purposes of any such determination, the enterprise value of the Corporation shall be calculated as if all of the shares of capital stock of the Corporation were registered and publicly held with no restrictions on resale, and as if the Corporation had no controlling stockholder. For purposes of any such determination, such banking firm's written opinion may state that such fair market value is no less than a specified amount.

                  "Trading Day" with respect to a securities exchange or automated quotation system means a day on which such exchange or system is open for a full day of trading.



                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed by its authorized officers, this ________ day of ____________, ______.


                                    DIGITAL TELEVISION SERVICES, INC.



                                    By: _________________________________
                                        Name:
                                        Title:


Attest:



By: ___________________________
    Name:
    Title:

                                    EXHIBIT J
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

          CERTIFICATE OF MERGER -- PREFERRED STOCK CORPORATE CONVERSION

                              CERTIFICATE OF MERGER
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                                      INTO
                             WEP INTERMEDIATE CORP.


The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

                      NAME                         JURISDICTION OF ORGANIZATION
                      ----                         ----------------------------

             WEP Intermediate Corp.                           Delaware
             Digital Television Services, LLC                 Delaware


         SECOND: That a plan and agreement of merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Limited Liability Company Act of the State of Delaware and Sections 264(c) and 251 of the General Corporation Law of the State of Delaware.

         THIRD: That pursuant to Sections 264(e) and 251(e) of the General Corporation Law of the State of Delaware, the certificate of incorporation of the surviving corporation shall be substantially in the form of Exhibit M to the Amended and Restated Limited Liability Agreement of Digital Television Services, LLC (the "Limited Liability Company Agreement").

         FOURTH: That the name of the surviving corporation of the merger is Digital Television Services, Inc.

         FIFTH: That the executed plan and agreement of merger is contained in the Limited Liability Company Agreement. The merger effected by this Certificate of Merger is a "Preferred Stock Corporate Conversion" as defined in the Limited Liability Company

Agreement. The Limited Liability Company Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Building C-200, 880 Holcomb Bridge Road, Roswell, GA 30076.

         SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any member or stockholder or of any other person holding any interest in any constituent entity.

         IN WITNESS WHEREOF, WEP Intermediate Corp. has caused this Certificate to be signed by Attorney-in-Fact, its authorized officer, this ______ day of __________, ______.



                                           WEP INTERMEDIATE CORP.

                                           By: DTS Management, LLC,
                                               as Attorney-in-Fact



                                               By: ____________________________
                                                   Title:

                                    EXHIBIT K
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

           CERTIFICATE OF MERGER -- COMMON STOCK CORPORATE CONVERSION

                              CERTIFICATE OF MERGER
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                                      INTO
                             WEP INTERMEDIATE CORP.


The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

         FIRST: That the name and jurisdiction of organization of each of the constituent entities of the merger is as follows:

                        NAME                      JURISDICTION OF ORGANIZATION
                        ----                      ----------------------------

              WEP Intermediate Corp.                          Delaware
              Digital Television Services, LLC                Delaware


         SECOND: That a plan and agreement of merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with the requirements of Section 18-209 of the Limited Liability Company Act of the State of Delaware and Sections 264(c) and 251 of the General Corporation Law of the State of Delaware.

         THIRD: That pursuant to Sections 264(e) and 251(e) of the General Corporation Law of the State of Delaware, the certificate of incorporation of the surviving corporation shall be substantially in the form of Exhibit M to the Amended and Restated Limited Liability Agreement of Digital Television Services, LLC (the "Limited Liability Company Agreement").

         FOURTH: That the name of the surviving corporation of the merger is Digital Television Services, Inc.

         FIFTH: That the executed plan and agreement of merger is contained in the Limited Liability Company Agreement. The merger effected by this Certificate of Merger is a "Common Stock Corporate Conversion" as defined in the Limited Liability Company

Agreement. The Limited Liability Company Agreement is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is Building C-200, 880 Holcomb Bridge Road, Roswell, GA 30076.

         SIXTH: That a copy of the plan and agreement of merger will be furnished by the surviving corporation, on request and without cost to any member or stockholder or of any other person holding any interest in any constituent entity.

         IN WITNESS WHEREOF, WEP Intermediate Corp. has caused this Certificate to be signed by Attorney-in-Fact, its authorized officer, this ______ day of __________, ______.



                                            WEP INTERMEDIATE CORP.

                                            By: DTS Management, LLC,
                                                as Attorney-in-Fact



                                                By: ____________________
                                                    Title:

                                    EXHIBIT L
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


                             STOCKHOLDERS AGREEMENT


         This STOCKHOLDERS AGREEMENT (this "Agreement") is made as of this ______ day of _________, ______ by and among Digital Television Services, Inc., a Delaware corporation (the "Company"), and the stockholders (the
"Stockholders") listed on the signature pages hereto.

         WHEREAS, the Company was formerly a Delaware limited liability company known as Digital Television Services, LLC (the "LLC") and the Stockholders were all of the members of the LLC; and

         WHEREAS, in accordance with the Amended and Restated Limited Liability Company Agreement of the LLC (the "LLC Agreement"), the LLC has been converted into the Company pursuant to a Preferred Stock Corporate Conversion (as defined in the LLC Agreement); and

         WHEREAS, the LLC Agreement requires the Stockholders to enter into this Stockholders Agreement in order to set forth certain agreements with respect to the management of the Company, the transfer of the securities of the Company now owned or hereafter acquired by each of the Stockholders and certain other matters;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. When used herein, the following terms shall have the following meanings:

         "Affiliate" shall mean, with respect to any specified Person, any other Person that directly or indirectly controls, or is under common control with, or is owned or controlled by, the specified Person. For purposes of this definition, (i) "control" means, with respect to any specified Person, either
(x) the beneficial ownership of 50% or more of the equity securities issued by such Person or (y) the power to direct the management and policies of the specified Person through the ownership of voting securities or other equity interests, by contract or otherwise, (ii) the terms "controlling," "control with" and "controlled by," etc., shall have meanings correlative to the foregoing, and (iii) the stockholders and partners of such Person shall be deemed to be Affiliates of such Person, provided, however for purposes of the limitation on transactions with Affiliates set forth in Section 2.3(a)(viii) (including the definition of Permitted Reimbursements), the percentage in clause (i)(x) above shall be 10% and clause (iii) shall include officers, directors and employees.

         "Board of Directors" shall mean the board of directors of the Company.

         "Certificate of Designations" shall mean the Certificate of Designations of the PIK Preferred Stock as filed with the Secretary of State of the State of Delaware, as amended from time to time.

         "Change of Control of the Company" means (i) the merger, consolidation or other business combination of the Company or any of its Subsidiaries with or into, or the merger of, another Person (other than the Company or a Subsidiary of the Company) with or into the Company with the effect that, immediately after such transaction, the stockholders of the Company immediately prior to such transaction hold less than a majority in interest of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction or less than 50% of the economic interests in such Person, or (ii) the acquisition by any Person or related group of Persons, by way of merger, sale, transfer, consolidation or other business combination or acquisition, of (x) all or substantially all of the assets, property or business of the Company, (y) more than 50% of the total voting power entitled to vote in the election of directors, managers or trustees of the Company or such other Person as survives the transaction, or (z) more than 50% of the economic interests in the Company or such other Person as survives the transaction.

         "Change of Control of Columbia" shall mean, and such Change of Control of Columbia shall be deemed to have occurred after, either of the following events:

         (A) if at any time, any Person or group of Persons other than those Persons identified in that certain Class A Unit Membership Interest Purchase Agreement between the LLC, Whitney, Fleet and Columbia dated as of February 10, 1997 as members of Columbia, partners of Columbia DBS Investors, L.P., shareholders of Columbia Capital Corporation or shareholders of Columbia DBS, Inc., and their Family Members shall own in the aggregate 50% or more of the partnership interests, member interests, capital stock or other equity interests in either Columbia or Columbia DBS Investors, L.P. or any successor entity to either of them, or

         (B) if at any time, Persons other than Robert B. Blow, James B. Murray, Jr., David P. Mixer, Mark R. Warner, Mark J. Kington, Harry F. Hopper III, R. Phillip Herget III, James Fleming, Barton Schneider, or Neil P. Byrne shall constitute a majority of the board of directors of the general partner of Columbia DBS Investors, L.P., the managers of Columbia, or otherwise have a majority of the votes on any board of directors, board of managers or similar governing body that has plenary authority over the business and affairs of Columbia or Columbia

                  DBS Investors, L.P. or otherwise has the power to direct either of such Stockholder's investment in the Company.

         "Chisholm" shall mean Chisholm Partners III, L.P., a Delaware limited partnership.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal revenue law.

         "Columbia" shall mean Columbia DBS Class A Investors, LLC, a Delaware limited liability company, or its successors or assigns.

         "Columbia Entities" shall mean Columbia Capital Corporation, Columbia, Columbia DBS, Inc. and Columbia DBS Investors, L.P.

         "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

         "Employee Stock Plan" shall mean the arrangements, terms and procedures that the Company may establish from time to time for the issuance of up to 180,000 shares of Common Stock (or such larger number of shares of Common Stock as may be approved by (i) the "Compensation Committee" of the Board of Directors, or if no such committee exists, the Board of Directors and (ii) the holders of at least 70% of the shares of PIK Preferred Stock) to employees or independent contractors of the Company or any Subsidiary at prices equal to the market value thereof as of the date of issuance and pursuant to such terms and conditions (including vesting) as the Board of Directors shall determine.

         "Family Member" shall mean (a) with respect to any individual, such individual's spouse, any descendants (whether natural, adopted or in the process of adoption), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Code Section 501(c)(3), the estate of any such individual, and any corporation, association, partnership or limited liability company all of the equity interests of which are owned by those above-described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

         "Fiscal Year" shall mean the calendar year.

         "Fleet" shall mean collectively, the group consisting of the following entities, or their successors: Fleet Venture Resources, Inc., a Rhode Island corporation, Fleet Equity Partners VI, L.P., a Delaware limited partnership, Chisholm and Kennedy Plaza Partners, a Rhode Island general partnership.

         "Guarantee and Collateral Agreement" shall mean that certain Guarantee and Collateral Agreement made by the Company, as a grantor, Columbia DBS Management, LLC, certain Subsidiaries of the Company, as guarantors and grantors, and Columbia DBS, Inc., Columbia Capital Corporation, Columbia DBS Investors, L.P. and certain individuals, as investors and pledgors in favor of Canadian Imperial Bank of Commerce, as administrative agent dated as of November 27, 1996.

         "Interim Financing" shall mean the issuance by the Company of up to $25,000,000 of indebtedness prior to any Qualified Financing or IPO the proceeds of which are used to fund the Company's acquisition of NRTC System Nos. 0422, 1071, 0120, 0073, and 0164 located in Georgia and Alabama.

         "Liquidation Preference" shall have the meaning ascribed thereto in the Certificate of Designations.

         "NRTC" shall mean the National Rural Telecommunications Cooperative.

         "NRTC System" shall mean any one of the geographical areas within the United States of America specifically designated by the NRTC, within which the NRTC has granted to any Person rights to distribute direct broadcast satellite services.

         "Permitted Reimbursements" shall mean the reimbursement by the Company or any of its Subsidiaries to the Columbia Entities, Whitney or Fleet, or any of their Affiliates of actual out-of-pocket travel expenses not to exceed $7,500 per year in the aggregate, and such other expenses as may be approved prior to payment by the Chief Executive Officer or Chief Financial Officer of the Company, and the Chisholm Designee and one Whitney Designee, which expenses in each case are incurred in connection with services to the Company or any Subsidiary in connection with the ongoing business and affairs (including financing and acquisitions) of the Company or any Subsidiary, other than services as a member of the Board of Directors or similar services associated with monitoring the investment by Columbia, Columbia DBS Investors, L.P. or Columbia DBS, Inc., Whitney or Fleet.

         "Permitted Transferee" shall mean (i) in the case of Whitney, Whitney's Affiliates and the Family Members of those Affiliates who are individuals, (ii) in the case of each entity comprising the collective definition of "Fleet", the Affiliates of such entity and the Family Member of those Affiliates who are individuals (iii) in the case of Columbia, (a) Columbia's general partner (Columbia Capital Corporation) and (b) Columbia Capital Corporation's and Columbia's Affiliates and the Family Members of those Affiliates who are individuals, and (iv) in the case of any other Stockholder, any Family Member of such Stockholder; provided, however, that in each case such Person shall agree in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

         "Person" shall mean any natural person, partnership, trust, estate, association, limited liability company, corporation, custodian, nominee, governmental instrumentality or agency, body politic or any other entity in its own or any representative capacity.

         "PIK Preferred Stock" shall mean the Series A Payment-in-Kind Convertible Preferred Stock, par value $.01 per share, of the Company.

         "Preferred Stockholders" shall mean the record holders of the PIK Preferred Stock and a "Preferred Stockholder" shall mean any one of them.

         "Prime Rate" as of a particular date shall mean the prime rate of interest as published on that date in the Wall Street Journal, and generally defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If the Wall Street Journal is not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the nearest-preceding date on which the Wall Street Journal was published.

         "Qualified Financing" means the first issuance after February 10, 1997 of $50,000,000 or more of indebtedness by the Company or any Subsidiary in a single transaction, in which case the Company may issue equity (or rights to acquire equity) in the Company in the same transaction constituting no more than 5.0% of the outstanding capital stock of the Company on a fully-diluted basis without resulting in the price protection under Section 6(e)(iii) of the Certificate of Designations.

         "Registration Rights Agreement" shall mean that certain registration rights agreement dated February 10, 1997, by and among the LLC and the members of the LLC on the date of such agreement.

         "Stock" shall mean the Common Stock and the PIK Preferred Stock.

         "Subsidiary" shall mean any entity more than 50% of the equity interests of which are owned directly or indirectly by the Company or more than 50% of the total voting power entitled to vote in the election of directors, managers, general partners or trustees of which is held directly or indirectly by the Company.

         "10% Stockholder" shall mean any Stockholder that holds at least 10% of all outstanding capital stock of the Company, and in all events the term "10% Stockholder" shall include Columbia, Columbia DBS Investors, L.P., Whitney, and each entity that is part of the group of entities collectively defined as "Fleet" herein.

         "Transfer" shall mean any sale, assignment, transfer, conveyance, pledge, hypothecation, or other disposition, voluntarily or involuntarily, by operation of law, with or without consideration, or otherwise (including, without limitation, by way of intestacy, will, gift, bankruptcy, receivership, levy, execution, charging order or other similar sale or seizure by legal process) of all or any portion of any asset.

         "Transfer Notice" shall mean written notice given to the Company and all Stockholders of all the details of any proposed Transfer of Stock including the name of the proposed transferee, the date of the proposed Transfer, the portion of the Stockholder's Stock to be transferred, the price or other consideration, if any, to be received, and a complete description of all noncash consideration to be received.

         "Vote Shift" shall mean (a) in the case there is a seven member Board of Directors, (i) the elimination of the extra vote held by each of the two directors entitled to two votes, and (ii) the increase in the number of votes held by the Chisholm Designee and one of the Whitney Designees, in each case from one vote to two votes, with the result that the Chisholm Designee and the Whitney Designees shall have, in the aggregate, five of the nine votes on the seven-member Board of Directors, and (b) in the case there is a nine member Board of Directors, (i) the increase in the number of votes held by the Chisholm Designee and one of the Whitney Designees from one vote to two votes each, and
(ii) the increase in the number of votes held by the other Whitney Designee from one vote to three votes, with the result that the Chisholm Designee and the Whitney Designees shall have, in the aggregate, seven of the thirteen total votes on the nine member Board of Directors.

         "Whitney" shall mean Whitney Equity Partners, L.P., a Delaware limited partnership, or its successors or assigns.

         SECTION 1.2. ADDITIONAL TERMS. The following terms shall have the meanings indicated or referred to in the following Sections of this Agreement:

                  Term                              Section
                  ----                              -------

                  1933 Act                          4.2(d)
                  AAA                               6.10(b)
                  AAA Rules                         6.10(b)
                  Agreement                         Introductory Paragraph
                  Appraisal Process                 4.5(a)
                  Arbitration Notice                6.10(c)
                  Arbitrators                       6.10(b)
                  Change Notice                     5.1(b)
                  Chisholm Designee                 5.1(a)
                  Class B Units                     2.4(a)
                  Closing                           4.4(b)
                  Company                           Introductory Paragraph
                  First Arbitrator                  6.10(e)
                  Indirect Transfer                 4.3(b)(iv)
                  LLC                               Introductory Paragraph
                  LLC Agreement                     Recitals
                  Offered Stock                     4.3(a)
                  Optional Purchase Event           4.3(b)
                  Petitioner                        6.10(d)
                  Respondent                        6.10(d)
                  Second Arbitrator                 6.10(e)
                  Sole Arbitrator                   6.10(d)
                  Third Arbitrator                  6.10(e)
                  Valuation Date                    4.3(d)
                  Whitney Designee                  5.1(a)

                                   ARTICLE II

                               CONDUCT OF BUSINESS

         SECTION 2.1. SCOPE OF ARTICLE. The provisions of this Article II shall apply to all Stock held by any Stockholder, whether or not held or acquired by such Stockholder on or after the date of this Agreement or at or after any time such Stockholder first became subject to this Agreement.

         SECTION 2.2. INFORMATION TO BE PROVIDED. Within ninety (90) days after the end of each Fiscal Year, each Stockholder shall be furnished with annual financial statements containing a balance sheet, income statement, and statement of changes in working capital as of or for the Fiscal Year then ending which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by Arthur Andersen & Co. or such other firm of independent certified public accountants as may be selected by the Board of Directors and reasonably satisfactory to the holders of at least 70% of the PIK Preferred Stock. The Company shall also provide to each of Whitney, Fleet and such other Stockholders as the Board of Directors may determine (i) an annual operating budget and capital expenditure budget for each Fiscal Year (which shall be delivered prior to December 1 of the previous Fiscal Year); (ii) unaudited quarterly financial statements within 45 days of the completion of each calendar quarter of the Fiscal Year; and (iii) unaudited monthly financial statements containing a balance sheet, a statement of income, and a statement of changes in working capital and showing variances to the annual operating budget and capital expenditure budget within 30 days after the last day of each month.

         SECTION 2.3. BOOKS AND RECORDS; VISIT TO BUSINESS PREMISES. The Company shall keep books and records at its principal place of business, which shall set forth an accurate account of all transactions of the Company. Any Stockholder or its designated representative shall have the right, during normal business hours and upon two business days prior written notice to the Company specifying the records or information desired and the purpose for which the records or information is sought, to have access to and inspect and copy, at its expense, the contents of such books or records. Any 10% Stockholder or its designated representative shall have the right, during normal business hours and upon three
(3) business days prior notice specifying the business premises of the Company that the Stockholder wishes to visit and purpose for which the Stockholder desires to visit, to personally visit and inspect any business premises of the Company. The provisions of this Section 2.3 to the contrary notwithstanding, the Company shall have the right to keep confidential from the Stockholder for such period of time as the Company deems reasonable, any information which the Company reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Company in good faith believes is not in the best interest of the Company.

         SECTION 2.4. SPECIAL VOTING RIGHTS OF THE PIK PREFERRED STOCK.

         (a) Class Vote Required. For so long as any shares of PIK Preferred Stock are outstanding, without the vote of the holders of at least seventy percent (70%) of the PIK Preferred Stock and, if there has been a Vote Shift as a result of a Change of Control of Columbia, seventy percent (70%) of those shares of the then outstanding Common Stock which were issued in exchange for Class B Units of the LLC (the "Class B Units"), the Company shall not take any action that:

                  (i) Alters or changes the rights, preferences or privileges with respect to the PIK Preferred Stock (or, if there has been a Vote Shift, the Common Stock).

                  (ii) Creates, by reclassification or otherwise, any new class or series of capital stock having rights, preferences or privileges senior or pari passu to the PIK Preferred Stock (or, if there has been a Vote Shift, the Common Stock).

                  (iii) Results in any merger, reorganization, Change of Control of the Company or any transaction or a series of related transactions in which all or substantially all of the assets, properties, or businesses of the Company and its Subsidiaries taken as a whole are sold or otherwise transferred to Persons other than the Company or any of its Subsidiaries, unless such transaction would result in cash proceeds to the holders of the PIK Preferred Stock with respect to the PIK Preferred Stock of an amount per share equal to or greater than the Liquidation Preference.

                  (iv) Results in an IPO that is not a Qualified IPO, subject to the rights of the Stockholders under the Registration Rights Agreement.

                  (v) Results in the redemption or repurchase of any capital stock of the Company, whether in the form of cash or promissory notes, or otherwise (except in connection with the redemption or acquisition of capital stock of the Company held by employees, directors, or consultants of the Company or any Subsidiary, or Permitted Transferees of such Persons, in connection with or in furtherance of the termination of such relationship).

                  (vi) Results in the issuance of any equity interest in the Company or in any Subsidiary, or rights to acquire such equity interests, other than under the Employee Stock Plan or in connection with a Qualified Financing or an Interim Financing.

                  (vii) Results in any distribution with respect to any equity interests in the Company (other than as permitted in clause (v) above).

                  (viii) Results in any contract, agreement, loan, transaction or other relationship with the Company or any Subsidiary and any of the Columbia Entities, Whitney or Fleet, or with an Affiliate of any of them (excluding for this purpose any Subsidiary) provided that the foregoing shall not prohibit any payment of Permitted Reimbursements.

                  (ix) Results in a change in the size, voting or composition of the Board of Directors.

                  (x) Results in an increase in the number of shares of Common Stock authorized to be issued under the Employee Stock Plan.

                  (xi) Results in the Company being engaged in any business other than the distribution of, or the indirect holding of rights to distribute, DirecTv broadcast satellite services, programming and products.

         (b) Special PIK Preferred Stock Vote. For so long as the any shares of PIK Preferred Stock are outstanding, without the consent of holders of at least fifty percent (50%) of the shares of PIK Preferred Stock neither the Company nor any Subsidiary shall enter into or consummate an acquisition of any NRTC System (other than those NRTC Systems permitted to be acquired by the LLC), or more than one NRTC System in the same or a series of related transactions from a single seller or group of Affiliated sellers, if the acquisition price per household is greater than $120 or the aggregate purchase price exceeds $25,000,000; provided, however, that this Section 2.4(b) shall expire on February 10, 1999.

         (c) Meetings of the Stockholders may be called by any 10% Stockholder by notice to the other Stockholders setting forth the date and time of the meeting, the nature of the business to be transacted and the place of the meeting. Notice of any meeting shall be given in accordance with the Bylaws of the Company to all Stockholders not less than two (2) days nor more than ninety
(90) days prior to the meeting.


                                   ARTICLE III

                              PARTICIPATION RIGHTS

         SECTION 3.1. PARTICIPATION RIGHTS. Except in the case of issuance of shares of capital stock of the Company (i) pursuant to the Employee Stock Plan,
(ii) in connection with a Qualified Financing or Interim Financing, (iii) in exchange for capital contributions consisting of property other than cash, or
(iv) pursuant to Section 6(e) of the Certificate of Designations, prior to issuing any additional shares of capital stock of the Company all Stockholders (other than any Stockholders who own shares of Common Stock solely through participation in the Employee Stock Plan) shall have been offered the right to purchase their proportionate share of such additional shares of capital stock on the same terms and subject to the same conditions as the proposed issuance to others, which rights to purchase shall be offered to such Stockholder in the ratio that their aggregate number of shares of Stock (other than shares of Common Stock obtained through the Employee Stock Plan) bear to the aggregate number of shares of such Stock. Any shares of capital stock not initially subscribed for by such Stockholders shall be reoffered to those Stockholders electing initially to purchase their proportionate share hereunder in proportion to the relative number of shares of Stock held by those Stockholders initially electing to purchase their proportionate share. The Company shall determine the timing and such other procedures as may be necessary and appropriate to enable such Stockholders to exercise their rights hereunder, provided that in any event such Stockholders shall be given no less than five (5) business days prior notice before being required to commit to purchase the shares of capital stock pursuant to this Section 3.1.

                                   ARTICLE IV

                               TRANSFERS OF STOCK

         SECTION 4.1. SCOPE OF ARTICLE; MANDATORY PLEDGE OF STOCK. The provisions of this Article IV shall apply to all Stock, whether or not held or acquired by a Stockholder at or after the date of this Agreement or at or after any time such Stockholder first became subject to this Agreement. Every Transfer shall be subject to all of the terms, conditions, restrictions, and obligations of this Agreement. Any attempted Transfer which does not comply with the provisions of this Article shall be void and the Company shall not recognize the attempted purchaser, assignee, or transferee for any purpose whatsoever, and the Stockholder attempting such Transfer shall have breached this Agreement for which the Company and the non-breaching Stockholders shall have all remedies available for breach of contract.

         Each Stockholder hereby agrees to grant a security interest in, collaterally assign, pledge or hypothecate its Stock as security for the debts of the Company and its Subsidiaries pursuant to the Guarantee and Collateral Agreement. Each Stockholder agrees to execute any and all further instruments and documents as may be necessary or appropriate to give effect to these provisions. This provision shall no longer apply after such security interest is released by the administrative agent under the Guarantee and Collateral Agreement.

         SECTION 4.2. CONDITIONS PRECEDENT TO TRANSFER OF STOCK. Subject to Sections 4.3 and 4.4, a Stockholder may Transfer all or any shares of Stock held by such Stockholder if all the following conditions are satisfied:

         (a) Prior Notice. At least ten (10) days prior to any proposed Transfer of Stock otherwise permitted pursuant to this Section, the Stockholder proposing to Transfer all or any shares of Stock held by such Stockholder gives a Transfer Notice.

         (b) Expenses. The transferor agrees to reimburse the Company for any expenses reasonably incurred by the Company in connection with the consummation of the Transfer.

         (c) Transfer Documents; Effective Time of Transfer. Such Stockholder and its purchaser, transferee or assignee shall execute, acknowledge, and deliver to the Company such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the Company, including, without limitation, the written agreement of the purchaser, transferee or assignee to assume and be bound by all of the obligations of the transferor under this Agreement.

         (d) Securities Law Compliance. Either (i) the Transfer is to the heirs, devisees or legatees of a deceased Stockholder; (ii) the Stock to be Transferred is registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), and any applicable state securities laws; or (iii) the Company determines that the Transfer qualifies for an exemption from the registration requirements of the 1933 Act and any applicable state securities laws. Except as specifically provided in the Registration Rights Agreement, the Company has no obligation or intention to register any of the Stock for resale under any federal or state securities laws or to take any action which would make available any exemption from the registration requirements of such laws.

         (e) Opinion of Counsel. In its discretion, the Company may require as a condition precedent to any Transfer of Stock delivery to the Company, at the proposed transferor Stockholder's expense, of an opinion of counsel satisfactory (both as to the counsel and substance of the opinion) to the Company that the proposed Transfer will satisfy all or certain of the conditions set forth in Sections 4.2(c) and (d).

         (f) Other Agreements. The Transfer complies with the provision of any employment agreement or other agreement between the Stockholder and the Company or any Subsidiary.

         SECTION 4.3. RIGHT OF FIRST REFUSAL.

         (a) Grant of Option. Upon the occurrence of an Optional Purchase Event with respect to a Stockholder, the Company, followed by all of the 10% Stockholders, shall have successive options to purchase all, but not less than all, of the shares of Stock proposed to be sold, assigned or transferred by such Stockholder (the "Offered Stock") pursuant to the terms and conditions set forth in this Agreement.

         Upon the occurrence of an Optional Purchase Event, the Stockholder with respect to whom the Optional Purchase Event has occurred shall immediately give written notice to the Company and to all 10% Stockholders, which notice shall describe the Optional Purchase Event (unless the Optional Purchase Event is the giving of a Transfer Notice, in which case the Transfer Notice shall suffice). If the Stockholder with respect to whom the Optional Purchase Event has occurred does not provide such notice and another Stockholder knows of the occurrence of such Optional Purchase Event, such Stockholder may send written notice of the Optional Purchase Event to the Company, and if the Company determines that Optional Purchase Event has occurred, the Company shall provide to all 10% Stockholders the Transfer Notice.

         (b) Optional Purchase Events. For purposes of this Agreement, the term "Optional Purchase Event" shall mean any of the following events with respect to a Stockholder:

                  (i) The delivery of a Transfer Notice by the Stockholder unless such Transfer is to a Permitted Transferee.

                  (ii) In the case of any Stockholder that is an individual, the entry by any court of an order or adjudication that the current or former spouse of the Stockholder has acquired any rights in any shares of the Stockholder's Stock as a result of divorce, equitable distribution or community property partition proceedings pursuant to the laws of any state or jurisdiction.

                  (iii) In the case of any Stockholder who initially received such Stock from the Company (or an equity interest in a predecessor of the Company) when such Stockholder was an officer, director, employee, manager or independent contractor of the Company or any Subsidiary, such

                           Stockholder is no longer an officer, director, employee, manager or an independent contractor of the Company or any Subsidiary.

                  (iv) In the case of Columbia, Columbia DBS Investors, L.P., Columbia DBS, Inc., or any other Stockholder substantially all of the assets of which consist of such Stockholder's Stock, any Transfer of its capital stock or other equity interests, or the sale or issuance of any capital stock or equity interest in such Stockholder, unless such Transfer, sale or issuance is to a Person who was an owner of such Stockholder on February 10, 1997 or a Permitted Transferee of such Stockholder (an "Indirect Transfer"); provided however, Columbia, Columbia DBS Investors, L.P. or Columbia DBS, Inc. may admit partners, members or shareholders without triggering this clause if such partners, members or shareholders are employees of Columbia Capital Corporation or if such additional partners, members or shareholders do not acquire in the aggregate more than ten percent (10%) of the equity interests in such Columbia Entity. In the case of an Indirect Transfer, the right of first refusal under this Section 4.3 and the right of co-sale under Section 4.4 shall apply to that number of shares of Stock of the Stockholder with respect to which an Indirect Transfer has occurred based upon the amount of the equity interest of such Stockholder that is Transferred or issued in the Indirect Transfer relative to the total equity interests in such Stockholder.

         (c) Proposed Transfer for Consideration. If the Optional Purchase Event is the delivery of a Transfer Notice or an Indirect Transfer and the Transfer or Indirect Transfer is for cash, indebtedness, property or other consideration, then the Company's and the 10% Stockholders' successive options shall be to purchase the Offered Stock for the fair market value of the consideration proposed to be received in the Transfer or Indirect Transfer or payable at the closing described below, and pursuant to all of the other terms and conditions of the proposed Transfer or Indirect Transfer. The Stockholder desiring to Transfer the Offered Stock (or the Stockholder with respect to which an Indirect Transfer has occurred) and the Company (acting on behalf of all Persons who exercise their option to purchase hereunder) shall attempt to agree, in writing, on the fair market value of any noncash consideration to be received in the proposed Transfer. If the Stockholder and the Company are unable to agree on the fair market value of the noncash consideration within thirty (30) days following the exercise of the options to purchase granted in this Section, either the Stockholder or the Company may by notice to the other commence the Appraisal Process.

         (d) Other Optional Purchase Events. If the Optional Purchase Event is not a proposed Transfer or Indirect Transfer for consideration, then the successive options shall be for a purchase price equal to (i) the fair market value of the Offered Stock as of the last day of the calendar month immediately prior to the occurrence of the Optional Purchase Event (the "Valuation Date"), plus (ii) interest at the Prime Rate on the amount determined under clause (i) from the Valuation Date to the closing date, compounded monthly, reduced by
(iii) any dividends or other distributions with respect to the Offered Stock from the Valuation Date through the closing. For purposes of determining the purchase price, the fair market value of a share of Stock shall equal the amount that would be received by the owner of such share of

Stock if all of the assets of the Company were sold for cash equal to their fair market value, the Company paid all of its liabilities and liquidated, all as of the Valuation Date. The selling Stockholder and the Company (acting on behalf of all Persons who have options to purchase hereunder) shall attempt in good faith to agree on the fair market value of the Offered Stock. If they are unable to agree, in writing, on the fair market value of the Offered Stock within thirty
(30) days following the exercise of the options to purchase granted in this Section, either the selling Stockholder or the Company may by notice to the other commence the Appraisal Process.

         (e) Exercise of Option by the Company. The Company shall provide written notice of exercise of the option to the Stockholder with respect to whom an Optional Purchase Event has occurred and to all 10% Stockholders within thirty (30) days following the Transfer Notice or the other written notice to all 10% Stockholders of the occurrence of the Optional Purchase Event, specifying whether or not the Company is exercising its option to purchase the Offered Stock pursuant to this Section. A failure by the Company to give notice within such period shall be deemed to be a notice of nonexercise.

         (f) Exercise of Option by 10% Stockholders. In the event the Company does not exercise its option, then each of the 10% Stockholders shall have the option to (i) purchase the Offered Stock pursuant to this Section 4.3 on the same terms as the Company in proportion to the relative number of shares of Stock held by all the 10% Stockholders; (ii) exercise the rights of co-sale specified in Section 4.4 below; or (iii) neither purchase any of such Offered Stock nor exercise rights of co-sale. In order to exercise its option pursuant to this Section, a 10% Stockholder shall provide written notice of exercise of the option to the Stockholder with respect to whom an Optional Purchase Event has occurred, to the Company and to all other 10% Stockholders within thirty
(30) days following the Company's nonexercise. If any 10% Stockholder elects not to exercise their option, then those 10% Stockholders that do exercise their option shall have the option, for an additional fifteen (15) days following the end of the option period for all 10% Stockholders, to acquire the Offered Stock that could have been acquired by the nonexercising 10% Stockholders in proportion to the relative number of shares of Stock held by the exercising 10% Stockholders.

         (g) Waiver; Failure to Exercise Options. Any party with an option to purchase Stock pursuant to this Article may waive its option at any time by notice of such waiver to the Company. With respect to an Optional Purchase Event that is the giving of a Transfer Notice, if Persons with options under this Section shall fail to exercise their options to purchase the Offered Stock within the applicable periods, or in the event the purchaser(s) shall fail to tender the required consideration at the closing referred to below, then subject to the rights of co-sale described in Section 4.4 below, the transferring Stockholder may transfer the Offered Stock to the Person, and upon the terms and price, specified in the notice of the proposed Transfer, but only if such Transfer is consummated within ninety (90) days after the expiration or withdrawal of the last option, or the failure to tender the consideration if applicable. If the Offered Stock is not so transferred within the applicable period, the Offered Stock shall again become subject to all of the terms and conditions of the Agreement and may not thereafter be transferred except in the manner and on the terms herein provided. In the event the Company or any 10% Stockholder exercises an option hereunder, but fails to tender the required consideration at the closing, the transferring Stockholder shall have all rights and remedies against the Company or the exercising 10% Stockholders, as the case may be, available for breach of contract, including the remedy of specific performance.

         (h) Closing of Purchase of Stock; Payment of Purchase Price; Security. The closing of the purchase of any Offered Stock by the Company or any of the 10% Stockholders pursuant to this Section shall occur at the offices of the Company within thirty (30) days after the earlier of (a) the written agreement of the parties on the fair market value of the Offered Stock or the consideration to be received therefor, as the case may be, or (b) the conclusion of the Appraisal Process. At the closing, the selling Stockholder shall deliver to the purchaser(s) of the Offered Stock certificates evidencing the Offered Stock, and the purchaser(s) shall deliver the purchase price as provided below to the such Stockholder. The selling Stockholder and the purchaser(s) each shall execute and deliver such other documents as may reasonably be requested by the other.

         The purchase price shall be delivered at closing as follows:

         (i) If the purchase of the Offered Stock is as a result of a proposed Transfer to a third party for consideration, the purchase price determined under this Agreement shall be payable on the same basis as the purchase price was to have been paid by the third party.

         (ii) If the purchase of the Offered Stock is as a result of any other Optional Purchase Event the purchase price shall be payable in cash or same day funds.

         SECTION 4.4. RIGHT OF CO-SALE.

         (a) Right of Co-Sale. In the event of a proposed Transfer of Stock to a Person who is not a Permitted Transferee, to the extent the Stock proposed to be transferred is not purchased by the Company pursuant to its right of first refusal described in Section 4.3, each other Stockholder shall have the right to participate in the Transfer in the manner set forth in this Section 4.4. Each such nontransferring Stockholder may Transfer to the proposed transferee identified in the Transfer Notice a pro rata share (defined below) of such non-transferring Stockholders Stock, by giving written notice to the Company and to the transferring Stockholder within the thirty (30) day period specified in
Section 4.3(f), which notice shall state that the Stockholder elects to exercise its rights of co-sale under this Section 4.4. A notice of exercise of a Stockholder's right of first refusal under Section 4.3(f) and a notice of exercise of a Stockholder's rights of co-sale hereunder shall be mutually exclusive and the first such notice given shall be binding and irrevocable. Each nontransferring Stockholder shall be deemed to have waived its right of co-sale hereunder either if it fails to give notice within the prescribed time period or if such Stockholder gives notice exercising its right of first refusal pursuant to Section 4.3(f). A nontransferring Stockholder's pro rata share for this purpose shall equal that number of shares of the nontransferring Stockholder's Stock represented by the number obtained by multiplying the number of shares of Stock that are the subject of the proposed Transfer by a fraction, the numerator of which is the number of shares of Stock then held by such nontransferring Stockholder, and the denominator of which is the number of shares of Stock then held by all persons entitled to this right of co-sale plus the number of shares of Stock proposed to be Transferred by the transferring Stockholder. Insofar as possible this right of co-sale shall apply to Stock of the same class or classes as the Stock subject to the Transfer Notice. If any Stockholder desiring to exercise its rights of co-sale hereunder does not have a sufficient number of Stock of the same class as the Stock subject to the Transfer Notice, such Stockholder may substitute Stock of another class so long as such class ranks senior in liquidation to the class of Stock subject to the Transfer Notice. In the event the proposed Transfer is of Common Stock and a Person wishing to exercise its rights of co-sale hereunder does not have sufficient shares of Common Stock, but has PIK Preferred Stock, such Person may convert a sufficient number of PIK Preferred Stock into Common Stock in accordance with the procedures set forth in the Certificate of Designations.

         (b) Consummation of Co-Sale. Each nontransferring Stockholder, in exercising its right of co-sale hereunder, may participate in the Transfer by delivering to the transferring Stockholder at the closing of the Transfer of the transferring Stockholder's Stock to the transferee (the "Closing") one or more certificates duly endorsed representing the shares of Stock to be transferred by such nontransferring Stockholder. At the Closing, such certificates will be delivered to the purchaser (whether such purchaser is the proposed transferee set forth in the Transfer Notice or those Stockholders who have exercised their rights of first refusal under Section 4.3) and the transferring Stockholder will remit, or will cause to be remitted, to the nontransferring Stockholder at the Closing that portion of the proceeds of the Transfer to which such nontransferring Stockholder would otherwise be entitled by reason of such nontransferring Stockholder's participation in such Transfer pursuant to these rights of co-sale.

         (c) Indirect Transfers. In the case of an Indirect Transfer, the right of co-sale under this Section 4.4 shall be the right to put that number of shares of Stock of the Stockholders electing their rights of co-sale hereunder to the Stockholder with respect to whom the Indirect Transfer has occurred, as if such Stockholder had Transferred that proportionate number of shares of Stock described in Section 4.3(b)(iv) above.

         SECTION 4.5. APPRAISAL PROCESS.

         (a) If a Stockholder and the Company are unable to agree, in writing, on the fair market value of any shares of Stock or the consideration to be received in exchange for any shares of Stock within the time limits set forth in
Article IV, at any time following the expiration of such time limit either may invoke the process described in this Section (the "Appraisal Process") by sending the notice selecting an appraiser as described in subparagraph (i) below, in which case the determination of fair market value in accordance with this Article shall be final and binding on all parties to this Agreement. If the purchaser of the Stock is one or more of the Stockholders, all decisions relating to the Appraisal Process shall be made by the Company on behalf of the Stockholders who have exercised their options to purchase; neither the Stockholder whose Stock is being purchased nor the nonexercising Stockholders shall participate in any of the Company's decisions relating to the Appraisal Process.


         (i) First Appraisal. The written notice invoking the Appraisal Process shall state that the Appraisal Process is being invoked and shall set forth the name and address of the unrelated third party appraiser selected by the party invoking the Appraisal Process. Any appraiser selected pursuant to this Section shall be a Person qualified with respect to determining the fair market value of the shares of Stock or other property that is in question. The party to the purchase and sale transaction who did not invoke the Appraisal Process shall have ten (10) days following the notice of the selection of the first appraiser to select a second unrelated third party appraiser by sending to the other party written notice setting forth the name and address of the second appraiser.

         If a second appraiser is not selected within the 10 day time period, the appraiser selected by the party invoking the Appraisal Process shall prepare his appraisal report and submit it to the owner of the shares of Stock and the Company within sixty (60) days following the notice of his selection as an appraiser, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the amount set forth in the appraiser's report.

         (ii) Second Appraisal. If a second appraiser has been selected pursuant to subparagraph (i) above, the two appraisers so selected shall consult with each other in an effort to reach an agreement as to the fair market value. If the two appraisers shall agree in writing as to the fair market value of the property in question within forty-five (45) days following the appointment of the second appraiser, the fair market value of such property shall be the amount to which the appraisers have agreed, and the Appraisal Process shall be concluded.

         In the event the two appraisers are unable to agree as to the fair market value, the two appraisers shall prepare their separate reports and submit them to the Company and the owner of the shares of Stock within sixty (60) days following the appointment of the second appraiser. If the higher fair market value exceeds the lower fair market value by 10% or less of the lower fair market value the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports. If the higher fair market value exceeds the lower fair market value by more than 10% of the lower fair market value, the owner of the shares of Stock and the Company shall further attempt to agree as to the fair market value.

         (iii) Third Appraisal. If the higher fair market value of the two appraisals exceeds the lower fair market value by more than 10% of the lower fair market value and, as of the eleventh (11th) day following the submission of both appraisal reports, neither party has sent written notice calling for a third appraiser, the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two fair market values as set forth in the two appraisal reports. If, however, the higher fair market value exceeds the lower fair market value by more than 10% of the lower fair market value and, within ten (10) days following the submission of the first two appraisers' reports, either party sends written notice to the other calling for a third appraiser, the two previously-selected appraisers shall promptly (but in any event within thirty (30) days following the submission of both appraisal reports) select a third appraiser to determine the fair market value of the property in question. The first two appraisers shall notify the Company, which shall in turn notify the owner of the shares of Stock and all other Stockholders, of the name and address of the third appraiser so selected; provided, however, that if the Company has not received notice of the name and address of the third appraiser within such thirty (30) day period, then the fair market value of the property in question shall be the average of the two appraisals that have been completed. Neither the previously selected appraisers, the Stockholder whose shares of Stock are being purchased, the Company, the Stockholders nor any Persons related to any of them shall disclose to the third appraiser the appraisal reports of the first two appraisers or the results of the first two appraisals. Within thirty (30) days following his appointment, the third appraiser shall submit to the owner of the shares of Stock and the Company his appraisal report, in which case the Appraisal Process shall be concluded and the fair market value of the property in question shall be the average of the two appraisals that are closest to each other.

         (b) Costs of Appraisal Process.

         (i) General Rules. Unless provided otherwise in clause (b)(ii) below, the costs of the Appraisal Process shall be borne equally by the Stockholder whose shares of Stock are being purchased and by the Person(s) obligated to purchase such shares of Stock. If one or more of the Stockholders exercised its option to purchase such shares of Stock, the portion of the costs of the Appraisal Process that are not borne by the owner of such shares of Stock shall be divided among the exercising Stockholders based upon the relative number of shares of Stock being purchased.

         (ii) Exception. Notwithstanding subparagraph (i) above, in the event a party calls for a third appraiser as provided above and the fair market value of the property in question as determined pursuant to the Appraisal Process is less favorable to that party than if the fair market value was determined by averaging the appraised fair market values as determined by the first two appraisers, the entire costs of the Appraisal Process shall be borne by the party calling for the third appraiser.


                                    ARTICLE V

                               BOARD OF DIRECTORS

         SECTION 5.1. SIZE AND COMPOSITION OF BOARD OF DIRECTORS. (a) Each of the Stockholders agrees that the number of members of the Board of Directors shall be seven (7) and that such Stockholder shall not take or permit to be taken any action, unless expressly permitted by this Section 5.1, which would change such number. Each Stockholder agrees to vote or otherwise cause the election of the following individuals as directors:

         (i) Two (2) individuals designated in writing by Whitney (each, a "Whitney Designee").

         (ii) One (1) individual designated in writing by Chisholm (the "Chisholm Designee").

         (iii) The chief executive officer of the Company, as may be elected from time to time by the Board of Directors.

         (iv) Those two (2) individuals elected by a vote of the holders of Common Stock who received such Common Stock in exchange for Class B Units pursuant to the Preferred Stock Corporate Conversion, with each such holder being entitled to cast that number of votes equal to the number of such shares of Common Stock held by such holder, which vote shall be taken separately with respect to each of the two (2) seats without cumulative voting. The two (2) individuals designated pursuant to this clause (iv) shall be entitled to two (2) votes each on all matters before the Board of Directors until such time that the size of the Board of Directors is increased to nine members as provided below, or until there is a Vote Shift.

         (v) One (1) individual elected by a vote of the holders of the Common Stock, with each such holder being entitled to cast that number of votes equal to the number of such shares of Common Stock held by such holder.

         Those Persons serving on the board of managers of the LLC on the date hereof shall continue to serve as members of the Board of Directors until their death or resignation, or until their successor is designated as provided herein.

         (b) Upon the affirmative vote of Columbia, Whitney and Chisholm, the size of the Board of Directors shall be increased from seven (7) to nine (9). The two additional seats shall be filled by individuals approved by Columbia, Whitney and Chisholm, and elected by holders of a majority of the Stock, and who are not otherwise Affiliates of any of the Columbia Entities, Whitney or Fleet. In the event of such an increase in the size of the Board of Directors, the two
(2) individuals designated pursuant to clause (iv) above and the two (2) new designated individuals shall be entitled to one vote each.

         Within five (5) days following any Change of Control of Columbia, then the Columbia Entities shall give notice of such event to Whitney and Chisholm ("Change Notice"). If the Columbia Entities do not give the required Change Notice, Columbia and Columbia DBS Investors, L.P. shall be in breach of this Agreement, and in addition Whitney or Chisholm still have the right at any time to give the Change Notice. At any time following a Change Notice and continuing for a period of one year thereafter, either Whitney or Chisholm shall have the right to implement the Vote Shift by notice to the Board and all of the Stockholders. The Vote Shift shall be effective immediately upon such notice; provided however, if the Change of Control of Columbia is curable, the Columbia Entities shall have 90 days following the Vote Shift to cure the Change of Control of Columbia, and if cured within such period the Vote Shift shall be deemed rescinded as of the date of such cure.

         (c) The Board of Directors shall meet not less often than once per quarter. In the event that the Board of Directors create an "Executive Committee," a "Compensation Committee," an "Audit Committee," or committees with similar functions such committees shall have at least one member designated by each of Columbia, Whitney and Chisholm.

         (d) At such time as there are no longer any shares of PIK Preferred Stock outstanding, the following shall be the composition of the Board of
Directors: (i) the size of the Board of Directors shall be the same as that immediately prior to such time, (ii) each member of the Board of Directors shall have one vote on all matters and (iii) all directors shall be elected by the holders of the Common Stock.

         SECTION 5.2 INSURANCE. The Company shall obtain "directors and officers" insurance for the members of the Board of Directors in such form and with such coverage amounts as shall be determined by the Board of Directors and satisfactory to Whitney and Fleet (but in no event shall coverage in excess of $3,000,000 be required by Whitney and Fleet) no later than the earlier to occur of March 25, 1997 and the closing of any Qualified Financing. The Company shall obtain no later than April 10, 1997, and thereafter maintain in force so long as requested to do so by Whitney, Fleet, or Columbia, key man insurance on the life of the Company's Chief Executive Officer in an amount of coverage not less than $10,000,000 and on the life of the Company's Chief Financial Officer in an amount of coverage not less than $3,000,000, provided, however, that such individuals are insurable at commercially reasonable rates.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally to the Person or to an officer or manager of the Person to whom the same is directed, or sent by regular, registered, or certified United States mail, or by facsimile transmission or by private mail or courier service, addressed as follows: if to the Company, to the principal office address of the Company, or to such other address as may be specified from time to time by notice to the Stockholders; if to a Stockholder, to the address set forth in the records of the Company, or to such other address as the Stockholder may specify from time to time by notice to the Company. Any such notice shall be deemed to be delivered, given, and received for all purposes (i) as of the date of actual receipt if delivered personally or if sent by regular mail, facsimile transmission or by private mail or courier service, or (ii) four (4) business days after the date on which the same was deposited in a regularly-maintained receptacle for the deposit of United States mail, if sent by registered or certified United States mail, postage and charges prepaid, return receipt requested.

         SECTION 6.2. BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Stockholders, and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

         SECTION 6.3. CONSTRUCTION. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Stockholder. No provision of this Agreement is to be interpreted as a penalty upon, or a forfeiture by, any party to this Agreement. The parties acknowledge that each party to this Agreement has shared equally in the drafting and construction of this Agreement and, accordingly, no court construing this Agreement shall construe it more strictly against one party hereto than the other.

         SECTION 6.4. ENTIRE AGREEMENT; RELATIONSHIP TO CERTIFICATE OF INCORPORATION AND BYLAWS; AMENDMENTS. This Agreement constitutes the entire agreement among the Stockholders with respect to the affairs of the Company and the conduct of its business, and supersedes all prior agreements and understandings, whether oral or written. To the extent any provision of this Agreement is inconsistent with any provision of the Certificate of Incorporation (including the Certificate of Designations) or Bylaws of the Company, the Stockholders agree that as among themselves this Agreement shall control. The Stockholders agree to take any action necessary, including voting their Stock, to give effect to the foregoing sentence. This Agreement may only be amended by an agreement in writing signed by the Company and by (i) Preferred Stockholders holding of record 70% or more of the then outstanding PIK Preferred Stock and
(ii) Stockholders holding of record 70% or more of those shares of the then outstanding Common Stock which were issued in exchange for Class B Units. Any such amendment shall be binding on the Company and all Stockholders.

         SECTION 6.5. HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

         SECTION 6.6. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

         SECTION 6.7. ADDITIONAL DOCUMENTS. Each Stockholder, upon the request of the Company, agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         SECTION 6.8. VARIATION OF PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

         SECTION 6.9. TERMINATION. Notwithstanding any other provision herein contained to the contrary, this Agreement shall be terminated and shall cease to have any force and effect upon the consummation of a Qualified IPO (as defined in the Certificate of Designations of the PIK Preferred Stock).

         SECTION 6.10. GOVERNING LAW; CONSENT TO JURISDICTION; DISPUTE
RESOLUTION.

         (a) The laws of the State of Delaware shall govern the validity of this Agreement and the construction and interpretation of its terms. All disputes between or among any Stockholders arising out of or in any way connected with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of the dispute resolution provisions contained herein) shall be solely and finally settled in accordance with this
Section 6.10. Each Stockholder hereby irrevocably consents to the personal jurisdiction of the courts of the Commonwealth of Virginia with respect to matters arising out of or related to the enforcement of the provisions of this
Section 6.10 and with respect to matters, if any, related to this Agreement not required to be resolved pursuant to this Section 6.10.

         (b) Mandatory Arbitration. All disputes between or among any Stockholders arising out of or in connection with the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be solely and finally settled by a board of arbitrators consisting of either one arbitrator or three arbitrators, as set forth below (the term "Arbitrators" shall refer to the board of arbitrators, whether it consists of one or three members). The arbitration proceedings shall be held in the Washington, D.C. metropolitan area, and except as otherwise may be provided in this Section, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association (the "AAA").

         (c) Arbitration Notice. If a Stockholder or Stockholders determine to submit a dispute for arbitration pursuant to this Section, such Stockholder(s) shall furnish the other Stockholders with a dated, written statement (the "Arbitration Notice") indicating (i) such Stockholder's intent to commence arbitration proceedings, (ii) the nature, with reasonable detail, of the dispute and (iii) the remedy or remedies such Stockholder will seek.

         (d) Selection of Sole Arbitrator. Within ten (10) days of the date of the Arbitration Notice, the Stockholder or Stockholders commencing the arbitration (collectively, the "Petitioner") and the party with whom the Petitioner has its dispute (collectively, the "Respondent") shall attempt to agree on and then select one neutral arbitrator (the "Sole Arbitrator"). A "neutral" arbitrator shall be a Person who would not be subject to disqualification under rule No. 19 of the AAA Rules.

         (e) Arbitration Panel. If, within such ten (10) day period, the Petitioner and Respondent are unable to agree upon a Sole Arbitrator, each of them shall have five (5) business days (following the expiration of the ten (10) day period) to select (and provide written notice of such selection to the other Stockholders and the Company) a qualifying arbitrator. A "qualifying" arbitrator is a Person who is not (i) an Affiliate or Family Member of either the Petitioner or Respondent or (ii) counsel to any such Person at such time. If either the Petitioner or Respondent fails to select a qualifying arbitrator or provide such notice within the five (5) day period, the AAA shall have the right to make such selection. (Such qualifying arbitrators hereafter may be referred to, respectively, as the "First Arbitrator" and the "Second Arbitrator.") Within ten (10) days following their selection, the First and Second Arbitrator shall select (and provide written notice to the Stockholders and the Company of such selection) a third arbitrator (the "Third Arbitrator") from a list of members of the AAA's National Panel of Commercial Arbitrators. The Third Arbitrator must be "neutral" as that term is defined above. Notwithstanding the foregoing, if a dispute involves more than two Stockholders, all proceedings shall be conducted before a Sole Arbitrator, who shall be selected by the AAA if the Stockholders are unable to agree upon such Sole Arbitrator within the ten (10) day period mentioned above.

         (f) Discovery Requests. At any time within forty (40) days after the date of the Arbitration Notice, the Petitioner and Respondent can make discovery requests of the other (including, but not limited to, requests for delivery of documents, production of witnesses for testimony and delivery of interrogatory responses). The recipient of a discovery request shall have ten (10) days after the receipt of such request to object to any or all portions of such request and make an application to the Arbitrators to limit the scope of such discovery request, and shall respond to any portions of such request not so objected to within twenty (20) days of the receipt of such request. All objections shall be in writing and shall indicate the reasons for such objections. Within five (5) business days after the end of the period for the submission by the requested party of an application to limit the discovery request, the Arbitrators shall grant or deny such discovery request, in whole or in part, to the extent the Arbitrators determine such discovery is or is not, as the case may be, reasonably necessary to enable the requesting party to obtain information relevant to the dispute without unreasonably burdening the requested party. The requested party shall comply with a discovery request granted by the Arbitrators within ten (10) business days after such discovery request is granted, or within such longer period as the Arbitrators may determine upon application of the requested party for extension thereof for reasonable cause. Neither party shall be permitted to make more than one application for discovery to the Arbitrators. All depositions shall be taken in the city in which the Person being deposed resides or has its principal place of business, unless otherwise agreed by the parties. The Arbitrators are not authorized to subpoena documents or perform independent investigations.

         (g) Timing of Hearings. Hearings must commence no later than ninety
(90) days following the date of the Arbitration Notice and such hearings shall be conducted for no more than five (5) business days.

         (h) Format of Hearings. Each of the Petitioner and the Respondent shall submit a brief, outlining such party's claim for relief or defense to any claim, to the other and to the Arbitrators on or before the tenth (10th) day following the date of the last hearing. Reply briefs must be exchanged and submitted to the Arbitrators on or before the twentieth (20th) day following the date of the last hearing. The final decision of the Arbitrators is due on or before the thirtieth (30th) day following the date of the last hearing. The Arbitrators shall choose the form of final decision that, in their judgment, is most consistent with the terms of this Agreement and the intent of the Stockholders, as supported by evidence presented by the Petitioner and Respondent in the arbitration proceeding or, if the subject matter of the dispute is not clearly addressed in or determinable under this Agreement, that, in their opinion, would be most fair to the Petitioner and Respondent under the arbitration. The Arbitrators shall not be required to provide reasons for their decision.

         (i) Fees and Expenses. The fees of the First and Second Arbitrators shall be borne by the Petitioner and Respondent, respectively. All other expenses of the arbitration shall be shared equally by the Petitioner and Respondent in accordance with the AAA Rules.

         (j) Arbitrators' Discretion. The foregoing time periods and procedural steps may be modified or extended by the Arbitrators in their discretion to the extent they deem necessary to prevent fundamental unfairness; provided that at all times the Arbitrators shall be mindful of the Stockholders' desire for the most expeditious possible resolution of the Stockholders' disputes; and provided, further, that a final decision of the Arbitrators shall be rendered within 120 days of the Arbitration Notice.

         (k) Enforceability. To the extent permissible under applicable law, the Stockholders agree that the award of the Arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. It is the intent of the parties that the arbitration provisions hereof be enforced to the fullest extent permitted by applicable law, including the Federal Arbitration Act, 9 U.S.C. Section 2.

         (l) Injunctive Relief. Nothing contained in this Section shall prevent a Stockholder from seeking injunctive relief or require arbitration of any issue for which injunctive relief is sought by either party hereto.

         SECTION 6.11. COUNTERPART EXECUTION; FACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if the Company and all of the Stockholders had signed the same document. Such executions may be transmitted to the Company and/or the other Stockholders by facsimile and such facsimile execution shall have the full force and effect of an original signature. All fully executed counterparts, whether original executions or facsimile executions or a combination, shall be construed together and shall constitute one and the same agreement.

         SECTION 6.12. DISSOLUTION OF THE COMPANY.

                  (a) TRIGGERS. The Company shall dissolve at any time after February 10, 2003, if at such time the aggregate Liquidation Preference is at least $7.5 million (excluding the Liquidation Preference on any PIK Preferred Stock distributed as a dividend) and holders of at least a majority of PIK Preferred Stock then outstanding vote to dissolve the Company and provide notice of such vote to the Board of Directors; provided, however, that in the event that such a vote and resulting dissolution of the Company would result in an event of default or an incipient default under any then existing indebtedness of the Company or any Subsidiary with an outstanding balance of $10 million or more, then such majority vote shall not cause the dissolution of the Company, but rather shall constitute notice by the holders of the PIK Preferred Stock to the Board of Directors that such holders desire that the Board of Directors promptly arrange the sale of the Company (including its Subsidiaries) or a sale of all or substantially all of its assets.

                  (b) WINDING UP OR SALE. Upon dissolution of the Company the Board of Directors shall wind up the Company's affairs; but the Delaware Court of Chancery, upon cause shown, may wind up the Company's affairs upon application of any 10% Stockholder, his legal representative or assignee, and in connection therewith, may appoint a liquidating trustee. The Persons charged with winding up the Company shall settle and close the Company's business, and dispose of and convey the Company's noncash assets as promptly as reasonably possible following dissolution as is consistent with obtaining the fair market value for the Company's assets.

         If the holders of the PIK Preferred Stock have given notice under
Section 6.12(a) (regardless of whether such notice has caused the dissolution of the Company), and if the Company has not entered into a definitive agreement for the sale or other disposition of substantially all of its equity interests or assets on or prior to the date that is six (6) months after the date of such notice, or if the Company has not closed the sale or other disposition of substantially all of its equity interests or assets on or prior to the date that is nine (9) months after the date of such notice, then at any time after either of such dates the holders of the PIK

Preferred Stock acting by a vote of the holders of a majority of such PIK Preferred Stock may give notice of a Vote Shift, which Vote Shift shall be immediately effective.

         SECTION 6.13. SPECIAL PRICE ADJUSTMENT IN THE CASE OF INTERIM FINANCING. If, in connection with any Interim Financing, the Company is required to issue Common Stock or rights or warrants entitling the holders thereof to subscribe for or to purchase shares of Common Stock, then in lieu of the weighted average price protection provided in Section 6(e)(iii) of the Certificate of Designations, the number of shares of Common Stock into which the shares of PIK Preferred Stock shall be convertible shall be increased so that:

                  (i) the ratio of (x) the number of shares of Common Stock into which the PIK Preferred Stock is convertible immediately after such Interim Financing to (y) the sum of (A) the total number of shares of Common Stock outstanding (on a fully diluted basis) immediately after such Interim Financing plus (B) shares of Common Stock underlying the PIK Preferred Stock immediately after such Interim Financing equals

                  (ii) the ratio of (x) shares of Common Stock underlying the PIK Preferred Stock immediately before such Interim Financing to (y) the sum of
(A) the total number of shares of Common Stock outstanding (on a fully diluted basis) immediately before such Interim Financing plus (B) the total number of shares of Common Stock into which the PIK Preferred Stock is convertible immediately before such Interim Financing.

In addition, any commitment, underwriting, structuring or syndication fees (other than customary periodic agency fees for administrative services) in excess of four percent (4%) of the principal amount of the Interim Financing which are payable by the Company in connection therewith shall be borne by the Columbia Entities in proportion to their equity interests without recourse to the Company.

         SECTION 6.14. TIME OF THE ESSENCE. Time is of the essence with respect to each and every term and provision of this Agreement.


                      [SIGNATURES FOLLOW ON THE NEXT PAGE]

Execution Page to the Stockholders Agreement


         IN WITNESS WHEREOF, the Company and Stockholders have executed this Agreement on the following execution pages, to be effective as of the date first set forth above.


THE COMPANY:

                                  DIGITAL TELEVISION SERVICES, INC.
                                       A DELAWARE CORPORATION


                                         By:      ___________________________

                                         Title:   ___________________________


STOCKHOLDERS:
                                   COLUMBIA DBS, INC.,
                                     A VIRGINIA CORPORATION
                                   COLUMBIA DBS CLASS A INVESTORS, LLC
                                     A DELAWARE LIMITED LIABILITY COMPANY
                                   COLUMBIA DBS INVESTORS, L.P.,
                                     A DELAWARE LIMITED PARTNERSHIP
                                   WHITNEY EQUITY PARTNERS, L.P.
                                     A DELAWARE LIMITED PARTNERSHIP
                                   FLEET VENTURE RESOURCES, INC.
                                     A RHODE ISLAND CORPORATION
                                   FLEET EQUITY PARTNERS VI, L.P.,
                                     A DELAWARE LIMITED PARTNERSHIP
                                   CHISHOLM PARTNERS III, L.P.,
                                     A DELAWARE LIMITED PARTNERSHIP
                                   KENNEDY PLAZA PARTNERS,
                                     A RHODE ISLAND GENERAL PARTNERSHIP
                                   DOUGLAS S. HOLLADAY, JR.
                                   DONALD A. DOERING
                                   WILLIAM J. DORRAN


                                      By:  DTS Management, LLC,
                                           a Delaware limited liability company,
                                           their Attorney-in-Fact

                                           By:      ______________________

                                           Title:   ______________________

                                    EXHIBIT M
                                     TO THE
                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        DIGITAL TELEVISION SERVICES, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

                          CERTIFICATE OF INCORPORATION
                                   AND BYLAWS
                       UPON QUALIFIED CORPORATE CONVERSION



         FIRST: The name of this corporation is Digital Television Services, Inc. (hereinafter referred to as the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801, and its registered agent at such address is THE CORPORATION TRUST COMPANY.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which the Corporation may be organized under the General Corporation Law of the State of Delaware.

         The purpose specified in the foregoing paragraph shall in no way be limited or restricted by the reference to, or inference from, the terms of any provision in this Certificate of Incorporation.

         The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purpose, including the general powers now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is twenty million (20,000,000) shares, of which ten million (10,000,000) shares shall be designated common stock, par value $.01 per share (the "Common Stock"), and ten million (10,000,000) shares shall be designated preferred stock, par value $.01 per share (the "Preferred Stock").

         The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.



                                       M-1

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         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

         (a) The number of shares constituting that series and the distinctive designation of that series;

         (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

         (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

         (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

         (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

         (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

         (h) Any other relative rights, preferences and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

         FIFTH:  The Corporation is to have perpetual existence.

         SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of the corporate debts to any extent whatsoever.



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         SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the directors and stockholders:

                  (1) The number of directors of the Corporation shall be no less than seven and no more than nine. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                  (a) To make, alter, amend, change, add to or repeal the bylaws of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

                  (b) To determine from time to time whether, and to what extent, and at what time and places, and under what conditions and regulation, the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

                  (3) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the General Corporation Law of Delaware, of this Certificate of Incorporation, and to any bylaws from time to time adopted by the stockholders; provided, however, that no bylaw so adopted shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

         EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of the General Corporation Law of Delaware, as now or hereafter in effect, indemnify all persons whom it may indemnify under such provisions. The indemnification provided by this Article EIGHTH shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the bylaws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or others. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph
(7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware as the same may be amended or supplemented. Except as specifically required by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.



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         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights and powers conferred upon stockholders, directors, and officers herein are granted subject to this reservation.




                                       M-4

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                                    BYLAWS OF
                        DIGITAL TELEVISION SERVICES, INC.



                                   ARTICLE I.

                                  STOCKHOLDERS

         Section 1. Annual Meeting. The annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held at such time as may be specified by resolution of the Board of Directors.

         Section 2. Special Meetings. Special meetings of the stockholders or of a class of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, by the President, by resolution of the Board of Directors or by the Secretary. At a special meeting of the stockholders or of a class of stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

         Section 3. Time and Place. Meetings of the stockholders shall be held at such time and place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

         Section 4. Notice of Meetings. It shall be the duty of the Secretary to cause a notice of each meeting of the stockholders or of a class of stockholders of the Corporation to be mailed at least ten and not sooner than sixty days before the meeting, unless a different period is prescribed by law, to each stockholder entitled to vote at such meeting at his or her address as it appears upon the books of the Corporation, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is held.

         Section 5. Quorum. At any meeting of the stockholders or of a class of stockholders, the stockholders present in person or by proxy of a majority of the outstanding shares of capital stock entitled to vote shall constitute a quorum of the stockholders for all purposes (unless the representation of a larger number of shares shall be required by law or by the Certificate of Incorporation, in which case the representation of the number of shares so required shall constitute a quorum).

         The holders of a majority of the outstanding shares of capital stock entitled to vote who are present in person or by proxy at any meeting (whether or not constituting a quorum of the outstanding shares) may adjourn the meeting from time to time without notice other than by announcement thereat; and at any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjournment or adjournments thereof. However, if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.


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         Section 6. Organization and Conduct of Meetings. The President shall call meetings of stockholders to order and shall act as Chairman of such meetings. In the absence of the President at any meeting, the Chairman of the Board shall act as Chairman. In the absence of the President or the Chairman of the Board at any meeting, the holders of a majority of the shares of capital stock entitled to vote present in person or by proxy at such meeting shall elect a Chairman.

         The Secretary of the Corporation shall act as Secretary of all meetings of the stockholders; but, in the absence of the Secretary, the Chairman may appoint any person to act as Secretary of the meeting.

         It shall be the duty of the Secretary to prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in his or her name. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for the ten days preceding the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of capital stock of the Corporation which is entitled to vote shall be entitled to one vote in person or by proxy for each share of such stock registered in the name of such stockholder upon the books of the Corporation, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. All elections for directors shall be decided by a plurality of the vote of the shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; all other questions shall be decided by vote of the majority of shares of capital stock entitled to vote on the subject matter who are present in person or by proxy, except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

         Section 8. Action by Written Consent. Any action required to be taken at any annual or special meeting of stockholders or a class of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders or class of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of issued and outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


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



                                   ARTICLE II.

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the stockholders.

         Section 2. Number. The Sole Incorporator of the Corporation shall determine the number of directors to constitute the first Board of Directors of the Corporation. Thereafter, the number of directors of the Corporation shall be determined from time to time by resolution adopted by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except for the first Board of Directors, which shall be elected by the Sole Incorporator, and except as provided in Section 3 of this Article, each director shall hold office until his successor is duly elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

         Section 3. Vacancies, Removal and Newly Created Directorships. Vacancies occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office until the next annual election and until his successor is duly elected and qualified or until his earlier death, resignation or removal. If there are no directors in office, an election of directors may be held in the manner provided by statute. Except as otherwise provided by the Certificate of Incorporation, at any special meeting of the stockholders the notice of which shall state that the removal of a director or directors and the filling of a vacancy or vacancies are among the purposes of the meeting, the holders of capital stock entitled to vote thereon, present in person or by proxy, by vote of a majority of the outstanding shares thereof, may remove any director for or without cause and may fill any vacancy caused by such removal.

         Section 4. Place of Meeting, etc. The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation (except as may be otherwise provided by law) in such place or places in the State of Delaware or outside the State of Delaware as the Board of Directors from time to time shall determine.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine. No notice shall be required for any regular meeting of the Board of Directors.

         Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, by the President, or by a majority of the directors in office at the time. Notice of each such meeting shall be either delivered personally or by telephone to each director at least one day prior to the date of each such meeting, or sent by mail, telegram, telex, cable or like transmission to each director at least two days prior to the date of each such meeting. Each such notice shall state the time and place of the meeting but need not state the purposes thereof. Any notice given personally or by telephone shall be confirmed by mail, telegram, telex, cable or like transmission, which confirmation shall be sent at least one day before the meeting. Notice of any meeting of the Board of Directors need not be given to any director, however, if waived by him in writing or by mail, telegram, telex or like transmission, whether before or after such meeting is held, or if he shall be present at such meeting, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors then in office shall be present thereat.

         Section 7. Quorum. A quorum for the transaction of business shall consist of no fewer than one-half of the total number of directors, and except as otherwise provided in the Certificate of Incorporation or in these Bylaws, the act of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and no notice need be given of any such adjourned session of the meeting.

         Section 8. Compensation of Directors. The amount, if any, which each director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. If any director shall serve as a member of any committee of the Board of Directors or perform special services at the instance of the Board of Directors, such director may be paid such additional compensation as the Board of Directors may from time to time determine. Each director shall be entitled to reimbursement for traveling expenses incurred by him in attending any meeting of the Board of Directors or of a committee of the Board of Directors. Such compensation and reimbursement shall be payable even though there be an adjournment because of the absence of a quorum. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 9. Conduct of Meetings. At all meetings of the Board of Directors business shall be transacted in such order as the Board of Directors may determine.

         The Chairman of the Board shall preside at all meetings of the Board of Directors. In the absence of the Chairman of the Board, a Chairman of the meeting shall be elected from the directors present. The Secretary of the Corporation shall act as Secretary of all meetings of the directors, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

         Section 10. Action Without Meeting. Nothing contained in these Bylaws shall be deemed to restrict the power of the directors or members of any committee to take any action required or permitted to be taken by them, without a meeting, in accordance with applicable provisions of law.

         Section 11. Telecommunication Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

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         Section 12. Contracts. The Board of Directors of the Corporation in its
discretion may submit for approval, ratification or confirmation by the stockholders any contract, transaction or act of the Board of Directors or any committee thereof or of any officer, agent or employee of the Corporation, and any such contract, transaction or act which shall have been so approved, ratified or confirmed by the holders of a majority of the issued and outstanding stock entitled to vote shall be as valid and binding upon the Corporation and upon the stockholders thereof as though it had been approved and ratified by each and every stockholder of the Corporation.

                                  ARTICLE III.

                                   COMMITTEES

         The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. If provision be made for any such committee or committees, the members thereof shall be appointed by the Board of Directors and shall serve during the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these Bylaws; and, unless the resolution, these Bylaws or the Certificate of Incorporation shall expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may at its pleasure discontinue any such committee or committees.

                                   ARTICLE IV.

                                    OFFICERS

         Section 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice-Presidents (who may be further classified by such descriptions as executive or senior, as determined by the Board of Directors), a Treasurer, a Secretary and a Chief Financial Officer, each of whom shall be elected by the Board of Directors. The Board of Directors may also from time to time appoint Assistant Treasurers and Assistant Secretaries and such other officers as the Board of Directors may deem advisable, and who shall have such

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authority and shall perform such duties as from time to time may be prescribed by the Board of Directors. In the event of any office becoming vacant because of removal, resignation or other reason, the Board of Directors may fill the vacancy at such time as it may determine. The Chief Executive Officer shall be a member of the Board of Directors; the other officers may, but need not, be directors.

         All officers, agents and employees shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the directors in office at the time. Any agent or employee other than one elected or appointed by the Board of Directors shall also be subject to removal at any time by the officer or by the committee appointing him or her.

         In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors.

         Section 2. The Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the Board of Directors and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

         Section 3. The President. The President shall preside at all meetings of the stockholders and shall have such additional powers and shall perform such duties as from time to time may be assigned to him by the Board of Directors. The President shall, subject to the control of the Board of Directors, have general and active management and control of the affairs and business of the Corporation, and shall perform all other duties and exercise all other powers commonly incident to his office, or which are or may at any time be authorized or required by law.

         Section 4. The Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 5. The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer appointed by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for such term in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

         Section 6. The Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders or a class of stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders or a class of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President, under whose supervision he or she shall be. The Secretary shall have custody of the corporate seal of the Corporation and he or she shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature. The President or the Board of Directors may authorize any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

         Section 8. The Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 9. Chief Financial Officer. The Chief Financial Officer shall have the responsibilities and duties as set forth by the Board of Directors or the Chief Executive Officer.

         Section 10. Giving of Bond by Officers. Any officer of the Corporation, if required to do so by the Board of Directors, shall furnish a bond to the Corporation for the faithful performance of his or her duties, in such penalties and with such conditions and security or surety or sureties as the Board shall require.

         Section 11. Voting Upon Stocks. Unless otherwise ordered by the Board of Directors, the President, or any other officer of the Corporation designated by the President, shall have full power and authority on behalf of the Corporation to attend and to act and to vote in person or by proxy at any meeting of the holders of securities of any corporation in which the Corporation may own or hold stock or other securities, and at such meeting shall possess and may exercise in person or by proxy any and all rights, powers and privileges incident to the ownership of such stock or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, or any other officer of the Corporation designated by the President, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, waivers of notice and other instruments relating to the stocks or securities

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owned or held by the Corporation. The Board of Directors may, from time to time, by resolution confer like powers upon any other person or persons.

         Section 12. Compensation of Officers. The officers of the Corporation shall be entitled to receive such compensation for their services as shall from time to time be determined by the Board of Directors.

                                   ARTICLE V.

       CAPITAL STOCK CERTIFICATES - TRANSFER OF STOCK - SEAL - FISCAL YEAR

         Section 1. Certificates for Shares. The certificates for shares of the capital stock of the Corporation shall be in such form as is prescribed by law and approved by the Board of Directors.

         Section 2. Lost, Stolen, or Destroyed Certificates. Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Board of Directors, he or she also shall give the Corporation a bond, in such form as may be approved the Board of Directors, sufficient to indemnify the Corporation against any claim that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

         Section 3. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 4. Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

         Section 5. Fixing of Record Dates. The powers of the Board of Directors with respect to the fixing of record dates shall be as provided by the laws of the State of Delaware at the time in effect.

         Section 6. Corporate Seal. The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board of Directors.

         Section 7. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.



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         Section 8. Only Record Holders Recognized. The Corporation shall be entitled to treat the holder of record of any share of capital stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by the laws of the State of Delaware.

         Section 9. Addresses of Stockholders. It shall be the responsibility of every stockholder to notify the Corporation of his or her post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the stock ledger of the Corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. If any stockholder shall fail to notify the Corporation of his or her post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be such stockholder's post office address.

                                   ARTICLE VI.

                            MISCELLANEOUS PROVISIONS

         Section 1. Checks, Notes, etc. Checks and other orders for the payment of money shall be signed by the Treasurer or by such person or persons as the Board of Directors shall from time to time by resolution determine.

         Section 2. Notices. Whenever any notice is required to be given to any stockholder, director, committee member or officer, whether by statute, the Certificate of Incorporation, these Bylaws or committee Bylaws or otherwise, such notice, except as otherwise provided by law, may be given personally or, in the case of directors, committee members or officers, by telephone or by telegram, telex, cable or like transmission, addressed to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address as it appears on the books of the Corporation, or to such director, committee member or officer at his or her place of business with the Corporation, if any, or at such address as appears on the books of the Corporation. Any notice given by telegram, telex, cable or like transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

         Section 3. Waivers of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or of these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders or of directors or of a committee shall constitute waiver of notice of such meeting, except where otherwise provided by law.



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


                                  ARTICLE VII.

                                 INDEMNIFICATION

         The Corporation shall indemnify each director and officer of the Corporation, and each person serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The Corporation may, if and to the extent authorized by the Board of Directors of the Corporation in a specific case, indemnify employees or agents of the Corporation in the same manner and to the same extent. The indemnification obligations set forth herein shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and shall be binding upon any successor to the Corporation to the fullest extent permitted by the laws of Delaware, as from time to time in effect. The foregoing shall not be construed to limit the powers of the Board of Directors to provide any other rights of indemnity which it may deem appropriate.

                                  ARTICLE VIII.

                                   AMENDMENTS

         These Bylaws and any amendments thereof may be altered, amended, changed or repealed, or new Bylaws may be adopted, by the Board of Directors at any regular or special meeting by the affirmative vote of a majority of all the members of the Board of Directors; but these Bylaws and any amendments thereof, including Bylaws adopted by the Board of Directors, may be altered, amended, changed or repealed and other Bylaws may be enacted by the stockholders at any annual meeting or at any special meeting, provided that notice of such proposed alteration, amendment, change, repeal or enactment shall have been given in the notice of the meeting.


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